SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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[ _ ] Preliminary Proxy Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ _ ] Definitive Additional Materials
[ _ ] Soliciting Material under Section 240.14a-12

Cirrus Logic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JASON P. RHODE
Chief Executive Officer

June 3, 2020

To our Stockholders:
I would like to invite you to participate in the Annual Meeting of Stockholders of Cirrus Logic, Inc. to be held on Friday, July 31, 2020, at 11:00 a.m. Central Time. This year’s Annual Meeting will once again be a virtual-only stockholder meeting, which, in addition to allowing for saving travel and other costs, will allow a broader group of stockholders to participate. You will be able to participate, vote, and submit your questions during the meeting on a live webcast at www.virtualshareholdermeeting.com/CRUS2020. To access this website and enter the meeting, you should have available your control number, which is included with the proxy materials. We intend to hold the virtual-only meeting in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting.
We are providing the proxy materials electronically via the internet, which will allow our stockholders to have immediate access to those materials at their discretion. Paper copies may also be requested.
Even if you plan to participate in the Annual Meeting by live webcast, I hope you will vote as soon as possible. Although you may vote the day of the Annual Meeting, you may also vote in advance via the internet, as well as by telephone, or by mailing a proxy card. Voting in advance over the internet, by telephone, or by written proxy will ensure your representation at the Annual Meeting if you do not participate in the virtual meeting. Please review the instructions on the Notice of Internet Availability or the proxy card regarding each of these voting options.
Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance, and I strongly encourage you to participate.
Sincerely,
Jason P. Rhode
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held July 31, 2020
Copies of the Notice of the 2020 Annual Meeting of Stockholders, this proxy statement, and our Annual Report on Form 10-K are also available on our website at www.cirrus.com. You also may receive copies of these documents at no charge upon request directed to:
Cirrus Logic, Inc. Investor Relations
800 W. 6th Street, Austin, Texas 78701
telephone: (512) 851-4125; email: Investor.Relations@cirrus.com

Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701

2020 Annual Meeting of Stockholders
July 31, 2020
YOUR VOTE IS IMPORTANT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Cirrus Logic, Inc. (the “Company” or “we”) will hold our 2020 Annual Meeting of Stockholders as follows:
Friday, July 31, 2020
11:00 A.M. (Central Daylight Time)
Via live webcast available at www.virtualshareholdermeeting.com/CRUS2020

This year’s Annual Meeting will again be a virtual-only meeting, which we intend to hold in a manner that affords you the same rights and opportunities to participate as you would have at an in-person meeting. You will be able to attend, vote, and submit your questions during the meeting on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2020. To access this website and enter the meeting, you must have your control number available. You will not be able to attend the Annual Meeting in person.
At the meeting, stockholders will vote on the following matters:

(i) the election of eight nominees named in this proxy statement to serve as Company directors for one-year terms;
(ii)  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2021;
(iii) an advisory (non-binding) vote to approve executive compensation;
(iv) the approval of the first amendment to the 2018 Long Term Incentive Plan; and
(v) such other business as may properly come before the meeting.
You can vote four different ways. You can vote by participating in the virtual meeting online, or you can vote in advance of the virtual meeting by internet, by telephone, or by mail. For specific voting information, please see “Questions and Answers about the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 3.
Stockholders of record at the close of business on June 1, 2020, are entitled to notice of, and to vote at, the Annual Meeting. On June 1, 2020, approximately 58,375,950 shares of the Company common stock were outstanding. Each share entitles the holder to one vote. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose germane to the meeting for at least 10 days prior to the meeting and during the meeting.
The Board of Directors of the Company asks you to vote in favor of the eight nominated directors and for proposals 2, 3 and 4. The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.
We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders and from other documents that we have filed with the Securities and Exchange Commission.

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 31, 2020
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
www.cirrus.com
These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company” or “we”) for use at our 2020 Annual Meeting of Stockholders and any adjournments or postponements of the meeting (the “Annual Meeting”). The Annual Meeting will be held on July 31, 2020, at 11:00 a.m., Central Daylight Time, and may be accessed on a live webcast via the internet at www.virtualshareholdermeeting.com/CRUS2020.
Beginning on June 19, 2020, Cirrus Logic will make these proxy materials available to our stockholders on the internet or through the mail in connection with the solicitation of proxies by the Board for proposals to be voted on at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES

Q: Why am I receiving these materials?
A: The Board, on behalf of the Company, is soliciting your proxy for the Annual Meeting of Stockholders to take place on July 31, 2020. As a stockholder of record as of the close of business on June 1, 2020 (the “Record Date”), you are invited to participate in the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: Who is entitled to notice of and to vote at the Annual Meeting?
A: Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Q: What information is contained in these materials?
A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2020 Annual Report to Stockholders on Form 10-K for the fiscal year ended March 28, 2020, is also being made electronically available or mailed to each stockholder as of the Record Date.

If you requested and received a copy of these materials by mail or email, then the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q: Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
A: We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet, or alternatively, request to receive a copy of the proxy materials by mail or email.

Q. How can I access the proxy materials over the internet?
A: Your Notice of Internet Availability of the proxy materials contains instructions regarding how to:
• view the proxy materials for the Annual Meeting on the internet;
• request a paper copy of the proxy materials for the Annual Meeting; and
• instruct us to send future proxy materials to you by email.

Q: How may I obtain a paper copy of the proxy materials?
A: Your Notice of Internet Availability of the proxy materials contains instructions regarding how to obtain a paper copy of the proxy materials.

Q: What if I receive more than one Notice of Internet Availability of the proxy materials or more than one paper copy of the proxy materials?
A: If you receive more than one Notice of Internet Availability or set of proxy materials, it means your shares are registered differently or are in more than one account. To vote all your shares by proxy, you must vote using all Notices of Internet Availability you receive, or all proxy cards and voting instruction cards you received.

Q: What proposals will be voted on at the meeting?
A: There are four proposals scheduled to be voted on at the meeting:
(1) the election of eight nominees named in this proxy statement to serve as Company directors for one-year terms;
(2) the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending March 27, 2021;
(3) an advisory (non-binding) vote to approve executive compensation; and
(4) the approval of the first amendment to the 2018 Long Term Incentive Plan.

Q: Will I be able to attend the Annual Meeting?
A: We will host the Annual Meeting live via the internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/CRUS2020. The webcast will begin at 11:00 a.m., Central Daylight Time, on July 31, 2020. Stockholders as of the Record Date may vote and submit questions while connected to the Annual Meeting via the internet.

Q: What do I need to do to be able to participate in the Annual Meeting online?
A: The Annual Meeting will be held live via the internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:
•Any stockholder can listen to the meeting and participate live via the internet at www.virtualshareholdermeeting.com/CRUS2020.
•Webcast begins at 11:00 a.m. Central Daylight Time on July 31, 2020.
•Stockholders as of the Record Date may vote and submit questions while connected to the meeting via the internet.
•Please have your control number to enter the meeting.
•Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRUS2020.
•A webcast replay of the meeting will be available after the meeting at www.virtualshareholdermeeting.com/CRUS2020.

Q: What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares as follows:
• “FOR” each of the director nominees;
• “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 27, 2021;
• “FOR” the approval, on a non-binding, advisory basis, of executive compensation; and
•“FOR” the approval of the first amendment to the 2018 Long Term Incentive Plan.

Q: What shares owned by me can be voted?
A: All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee; however you will need to demonstrate proof of ownership pursuant to the instructions provided at www.virtualshareholdermeeting.com/CRUS2020. Stockholders who hold their shares through a stock brokerage account or by a bank or other nominee will need to obtain a legal proxy from their nominee in advance of the meeting in order to vote during the meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Most stockholders of the Company hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and, if you held those shares as of the Record Date, you have the right to vote by proxy by following the instructions in the Notice of Internet Availability of the proxy materials or to vote online at the meeting.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your stockbroker, bank, or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee how to vote, and you are also invited to participate in the meeting.

Q: How can I vote my shares at the meeting?
A: Shares may be voted at the Annual Meeting via the internet on a live webcast at www.virtualshareholdermeeting.com/CRUS2020. To access the meeting and vote your shares, you must have your control number.

Even if you currently plan to participate in the Annual Meeting via the live webcast, we recommend that you submit your proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without participating in the meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without participating in the meeting. You may vote by granting a proxy or by submitting voting instructions to your stockbroker, bank, or other nominee for shares held in street name. In most instances, you will be able to do this over the internet, by telephone, or by mail, but if you hold shares in street name, you should refer to the voting instructions provided to you by your stockbroker, bank, or other nominee for voting instructions specific to your holdings. If you are the stockholder of record, please refer to the summary instructions below and those included on your Notice of Internet Availability of the proxy materials. Specifically, you may vote without participating in the meeting:

BY INTERNET — If you have internet access, you may vote by going to www.proxyvote.com and following the instructions included with the proxy materials. You will need to have the control number on your Notice of Internet Availability on your proxy card in order to vote by internet.

BY TELEPHONE — If you have access to a touch-tone telephone, you may vote by calling 1-800-690-6903 and following the instructions within the proxy materials. You will need to have the control number that appears on your Notice of Internet Availability of the proxy materials available when voting by telephone.

BY MAIL — If you have requested and received a paper copy of a proxy card, you may submit a proxy by signing your proxy card and returning it by mail using the enclosed, postage prepaid and addressed envelope. If you sign but do not provide instructions, your shares will be voted as described in the response to “What are the Board’s voting recommendations?” above.

Q: What if I hold shares in street name and do not transmit voting instructions before the stockholder meeting to my stockbroker, bank, or other nominee?
A: If you do not transmit voting instructions, your stockbroker is permitted to vote on your behalf on routine matters only. The ratification of the appointment of independent registered public accounting firm (Proposal No. 2) is the only routine matter, and therefore, the only matter that brokers may vote on without instruction from the beneficial owner. Your stockbroker is not permitted to vote on your behalf on non-routine matters if you do not transmit your voting instructions. The election of directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 3), and the vote to approve the first amendment to the 2018 Long Term Incentive Plan (Proposal No. 4) are considered non-routine matters. Therefore, if you do not transmit your voting instructions to your stockbroker or other nominee, then they cannot vote on these non-routine matters and your vote will be counted as “broker non-votes” as further described in the response to “How are abstentions and broker non-votes counted?” below.

Q: Can I revoke my proxy?
A: You may revoke your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by voting during the Annual Meeting. For shares held beneficially by you, you may revoke your proxy by submitting new instructions to your stockbroker, bank, or other nominee.

Q: What is the quorum requirement for the meeting?
A: The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted at the Annual Meeting. For the Annual Meeting, both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q: How are votes counted?
A: In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. For all other proposals you may vote “FOR,” “AGAINST,” or “ABSTAIN,” and if you “ABSTAIN” on any of these matters, it has the same effect as a vote “AGAINST,” as described in response to the question below.

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q: What is the voting requirement to approve each of the proposals?
A: Directors are elected by a plurality of votes cast, which means that, for this year, the eight persons receiving the highest number of “FOR” votes will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide your stockbroker, bank, or other nominee with voting instructions on a non-routine matter such as a director election, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below.

Q: How are abstentions and broker non-votes counted?
A: Abstentions and broker non-votes are counted as present for purposes of determining the shares present and entitled to vote for purposes of the quorum requirement. For proposals 2, 3 and 4 an abstention is treated as a vote cast for purposes of counting votes, and therefore the effect of an abstention will be the same as a vote against a proposal as described in “How are votes counted?” above. Broker non-votes are not counted as votes cast, and therefore have no impact on non-routine matters. Generally, broker non-votes occur when shares held by a stockbroker for a beneficial owner are not voted with respect to a particular proposal because the proposal is a non-routine matter, the stockbroker has not received voting instructions from the beneficial owner, and the stockbroker lacks discretionary voting power to vote the shares.

Q: Where can I find the voting results of the meeting?
A: We will announce preliminary voting results at the meeting and will file with the SEC via EDGAR a Current Report on Form 8-K within four business days of the meeting with the final voting results. If final voting results are not available at the time of such filing, the Company intends to disclose preliminary voting results at the time of the filing and file an amended Current Report on Form 8-K within four business days after obtaining the final results.

Q: What happens if additional proposals are presented at the meeting?
A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory Scott Thomas, our Corporate Secretary, and Thurman Case, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board or the Board may reduce the size of the Board.

Q: What classes of shares are entitled to be voted?
A: Each share of common stock of the Company (“common stock”) outstanding as of the Record Date is entitled to one vote on each item being voted upon at the Annual Meeting. On the Record Date, we had approximately 58,375,950 shares of common stock outstanding.

Q: Is cumulative voting permitted for the election of directors?
A: No.

Q: Who will count the votes?
A: A representative of Broadridge Investor Communications Solutions will tabulate the votes. A representative of the Company will act as the inspector of election.

Q: Is my vote confidential?
A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board.

Q: Who will bear the cost of soliciting votes for the meeting?
A: The Company will pay the entire cost of soliciting proxies to be voted, along with the costs of preparing, assembling, printing, mailing, and distributing the proxy materials. If you choose to access the proxy materials and/or submit your proxy over the internet or by telephone, however, you are responsible for internet access or telephone charges you may incur. In addition to the mailing of the proxy materials, the solicitation of proxies or votes may be made by our directors, officers, and employees, either in person, by telephone, or by electronic communication. Our directors, officers, and employees will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?
A: You may make nominations and submit proposals for consideration at future stockholder meetings. Any proposal that a stockholder wishes to include in the Company’s proxy materials for the 2021 annual meeting of stockholders, in accordance with the regulations of the SEC, must be received by no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting (February 19, 2021). The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal or nomination for election of directors that a stockholder wishes to propose for consideration at the 2021 annual meeting of stockholders, other than pursuant to Rule 14a-8, must be submitted in accordance with our Bylaws. To be considered timely, our Bylaws provide that such notice must be received at our principal executive offices no earlier than 120 calendar days (April 2, 2021) and no later than 90 calendar days (May 2, 2021) prior to the first anniversary date of the previous year’s annual meeting of stockholders. Proposals and nominations should be addressed to: Corporate Secretary, Cirrus Logic, Inc., 800 W. 6th Street, Austin, Texas 78701.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our headquarters, 800 W. 6th Street, Austin, Texas 78701, for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE
Board Meetings and Committees
During the fiscal year ended March 28, 2020, the Board held 12 meetings. Each director is expected to attend each meeting of the Board and the committees of the Board (the “Committees”) on which he or she serves. During the period in which he or she served, no director attended less than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of his or her Committee meetings. Pursuant to our Corporate Governance Guidelines, directors are also expected to attend the Company’s Annual Meeting of Stockholders absent extraordinary circumstances. All directors serving at the time attended the Company’s 2019 annual meeting of stockholders; Ms. Lego was appointed to the Board subsequent to the 2019 annual meeting.
We have three Committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation, and Governance and Nominating Committees is independent in accordance with the applicable SEC rules and applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards, including, with respect to members of the Audit and Compensation Committees, the heightened requirements applicable to members of those committees. Each Committee has a written charter that has been approved by the Board; the Committee charters are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
The composition of the Board and each Committee is identified in the following table, and the function of each Committee is described below. Ms. Lego was appointed as a Board member on April 23, 2020, and she has yet to be appointed to a Board committee. On occasion, the Board may appoint special committees or designate directors to undertake special assignments on behalf of the Board.

Current Directors	Independent	Audit	Compensation	Governance and Nominating
John C. Carter	Yes	X	X
Alexander M. Davern	Yes	Chair
Timothy R. Dehne	Yes	X	Chair
Deirdre R. Hanford	Yes			X
Catherine P. Lego	Yes
Jason P. Rhode	No
Alan R. Schuele, Chair	Yes			X
David J. Tupman	Yes		X	Chair

Number of Meetings Held in Fiscal Year 2020		7	8	4

Audit Committee
The Audit Committee is currently composed of three independent directors. The responsibilities of the Audit Committee include:
• selecting, retaining, compensating, overseeing, evaluating, and, where appropriate, terminating the Company’s independent auditors;

• resolving any disagreements between management and the independent auditors regarding financial reporting;

• adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors;

• reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing;

• reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release;

• reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, and such other matters required to be discussed with the independent auditors under generally accepted auditing standards;
• reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management;

• establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

• evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities;

• discussing policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process; and

• reviewing with management the Company’s major financial and regulatory risk exposures, including cybersecurity-related risks, and the steps management has taken to monitor and control such exposures.

The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable SEC rules and applicable Nasdaq listing standards. The Board has also determined that each member is an “audit committee financial expert” as defined under applicable SEC rules.
For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board” and the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Compensation Committee
The Compensation Committee is currently composed of three independent directors. The Compensation Committee reviews and approves salaries and other matters relating to executive compensation; reviews the Company’s leadership development initiatives and succession planning process for our Chief Executive Officer and other executive officers; and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to executive officers and other employees and reviewing and approving policies and procedures for awarding grants under these plans. The Compensation Committee also reviews and recommends to the Board for approval various other Company compensation plans, policies and matters related to the Company’s non-employee directors. For additional information relating to the Compensation Committee, see the Compensation Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, including the Compensation Committee’s engagement of Compensia, Inc. (“Compensia”) as its external compensation consultant.
Governance and Nominating Committee
The Governance and Nominating Committee is currently composed of three independent directors. The Governance and Nominating Committee provides counsel to the Board with respect to corporate governance matters and Board organization, membership, and function, as well as committee structure and membership. The Governance and Nominating Committee is responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. Additionally, this committee oversees and monitors the Company’s development and disclosure of policies and programs relating to corporate responsibility and sustainability, including environmental and social matters. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
The Governance and Nominating Committee annually reviews the needs of the Board for various skills, experience, expected contributions, and other characteristics in determining the director candidates to be nominated at the Annual Meeting of Stockholders. The Governance and

Nominating Committee will evaluate candidates for directors proposed by directors, stockholders, or management in light of the Governance and Nominating Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, expected contributions, or other characteristics; and the qualification standards established from time to time by the Governance and Nominating Committee. If the Governance and Nominating Committee believes that the Board requires additional candidates for nomination, the Governance and Nominating Committee may engage a third-party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. Although the Board does not have a formal policy specifying how diversity should be considered in making determinations regarding nominations of directors, the Governance and Nominating Committee believes it is important to consider diversity of gender, race, ethnicity, age, education, cultural background, and professional experiences and seeks to include candidates with such diversity in the pool from which nominees are identified. The Board’s objective is to nominate a diverse group of directors who can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment and constructive working relationships.
The Governance and Nominating Committee believes that members of the Board should possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company, and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Governance and Nominating Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity, and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training, or experience; (v) possess experience at policy-making levels in business, government, education, or technology, and in areas that are relevant to the Company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member. Additionally, for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees.
These are not meant to be the exclusive criteria, however, and the Governance and Nominating Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience, and expertise; the composition of the Board at the time; and other relevant circumstances.
In July 2019, the Nominating and Corporate Governance Committee engaged SpencerStuart, a third-party executive search firm, to assist in its search for experienced individuals to possibly join our Board. In December 2019, the Committee further supplemented its search for qualified candidates by engaging Athena Alliance, an organization dedicated to developing and advancing women leadership, from senior management to the boardroom. As part of the search efforts, the Athena Alliance identified Catherine Lego, who joined the Board in April 2020.
Stockholder Nominations Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of common stock for at least one year as of the date such recommendation is made. An eligible stockholder wishing to recommend a candidate must submit the following no later than 120 calendar days prior to the anniversary date that the Company released this proxy statement for the Annual Meeting: (A) a recommendation that identifies the candidate and provides contact information; (B) the written consent of the candidate to serve as a director of the Company, if elected; and (C) documentation establishing that the stockholder making the recommendation is an eligible stockholder.
Recommendations should be submitted to:
          Governance and Nominating Committee
          c/o Corporate Secretary
          Cirrus Logic, Inc.
          800 W. 6th Street
          Austin, Texas 78701
The Governance and Nominating Committee will consider stockholder-recommended candidates pursuant to the Director Nominations Process outlined in the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information, and conforming to the submission deadlines specified in the Company’s Bylaws. Please see the section of this proxy statement entitled, “Questions and Answers about the Proxy Materials, the Annual Meeting and Voting Procedures: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” for further information.
Determination of Independence
The Board, which currently consists of eight directors, has determined that seven of the eight nominated directors are independent as defined by the applicable listing and regulatory standards. Specifically, the Governance and Nominating Committee has reviewed the independence of each director and determined that nominees Carter, Davern, Dehne, Hanford, Lego, Schuele, and Tupman qualify as independent directors under these standards.

In determining the independence of Mr. Davern—who served as Chief Executive Officer of National Instruments Corporation until he stepped down from that position on January 31, 2020 and continues as a member of National Instrument’s Board of Directors—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with National Instruments and determined that the transactions do not interfere with Mr. Davern’s exercise of independent judgment in carrying out the responsibilities of a director. These transactions included the purchase of certain test equipment and software, along with associated support and maintenance services, for equipment used in the development and testing of our products.
In determining the independence of Ms. Hanford—who is Chief Security Officer and Member of Corporate Staff of Synopsys, Inc.—the Governance and Nominating Committee and the Board reviewed the Company’s transactions with Synopsys and determined that the transactions do not interfere with Ms. Hanford's exercise of independent judgment in carrying out the responsibilities of a director. These transactions included software tool licenses, software maintenance, training, and related consulting.
Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any changes to applicable law, the rules of the SEC, and the Nasdaq listing standards. Among other matters, the Corporate Governance Guidelines include the following requirements:
• Two-thirds of the members of the Board must be independent directors as defined in the Corporate Governance Guidelines.

• If the Chair of the Board is not an independent director, the Board will designate a “lead independent director.”

• Directors shall retire at the first stockholders’ meeting in which directors will be elected following the director’s 75th birthday.

• Stock Ownership Guidelines require our Chief Executive Officer, non-employee directors, and officers of the Company to accumulate and maintain, after a phase-in period, an ownership position in the Company’s stock to more closely link their interests with those of other Company stockholders.

• The Board will have an Audit Committee, Compensation Committee, and Governance and Nominating Committee, each of which shall consist solely of independent directors.

• The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.

• In considering stockholder proposals and candidates recommended by stockholders for the Board, the Governance and Nominating Committee will follow the procedures outlined in the Corporate Governance Guidelines.

For additional details, see the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
Board Leadership Structure
The Board is committed to maintaining an independent Board comprised primarily of independent directors. To enhance the independence of the Board from management, we separate the roles of our Chief Executive Officer (“CEO”), Jason P. Rhode, and Chair of the Board, Alan R. Schuele. We believe that this leadership structure demonstrates our commitment to good corporate governance and benefits our stockholders by enhancing the oversight of management by the Board, balancing power on the Board, and encouraging balanced decision making.
The Board’s Role in Risk Oversight
Although management is responsible for identifying, assessing, and managing the material risks facing the Company, the Board plays an ongoing and active role in the oversight of the Company’s risk management processes, along with the oversight of the most significant strategic and operational risks faced by the Company and management’s efforts to mitigate those risks. The Board is involved in the setting of the Company’s business strategy, which necessarily entails a determination of what constitutes an appropriate level of risk for the Company.
Each of the Committees also considers risk within the Committee’s area of responsibility. Our Audit Committee discusses risk assessment and risk management policies and regularly reviews with management the Company’s major financial and regulatory risk exposures, including cybersecurity-related risks, and the steps management has taken to monitor and control such exposures. Also, in designing our compensation programs and structuring awards, the Compensation Committee considers whether such compensation programs may lead to undue risk taking. Finally, our Governance and Nominating Committee oversees risks relating to corporate governance policies and related governance matters.
Corporate Social Responsibility
Our Company is committed to creating a responsible and sustainable business environment that drives value for our key stakeholders including employees, investors, customers, suppliers, and our global communities. Pursuant to its charter, our Governance and Nominating Committee is charged with oversight of the Company’s development and disclosure of policies and programs relating to corporate responsibility and sustainability, including environmental and social matters.
The Company is taking measures to ensure our products are produced in a sustainable and responsible manner. As an Affiliate Member, we are committed to adopting the approach of the Responsible Business Alliance (“RBA”), a non-profit organization that sets the standards for supply chain compliance issues related to labor, health and safety, the environment, ethics, and management systems. We have adopted a Supplier Code of Conduct (the “Supplier Code”) and aligned our operations to comply with the Supplier Code. To support our efforts, we work closely with our third-party suppliers to encourage their compliance with our Supplier Code.
As part of our corporate social responsibility efforts, we work to attract and retain top talent in our diverse, global workforce through programs based on competitive compensation, benefits,

and a first-rate corporate culture based on respect and fairness for all employees. We adhere to core principles of human rights by complying with international standards and by establishing a safe, healthy working environment based on respect and fairness for all employees, regardless of gender, nationality, or ethnicity. We are committed to promoting equality in the workforce and developing the STEM pipeline of all students through volunteer activities and financial resources.
For more information about our corporate responsibility efforts, please refer to the Corporate Social Responsibility section of our website at https://www.cirrus.com/company/csr/.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of its directors, officers, and employees (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.
DIRECTOR COMPENSATION ARRANGEMENTS
Non-employee directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any additional compensation for their Board service. Non-employee directors may not receive consulting, advisory, or other compensatory fees from the Company in addition to their Board compensation.
The following table sets forth the quarterly cash payments paid to non-employee directors for Board service during the fiscal year ended March 28, 2020:

Director Compensation Retainers
Quarterly Director Retainer	$15,000
Board Chair Quarterly Retainer	$18,750
Audit Chair Quarterly Retainer	$6,250
Audit Committee Member Quarterly Retainer	$2,500
Compensation Committee Chair Quarterly Retainer	$6,250
Compensation Committee Member Quarterly Retainer	$1,875
Governance and Nominating Committee Chair Quarterly Retainer	$2,500
Governance and Nominating Committee Member Quarterly Retainer	$1,250
Lead Independent Director Quarterly Retainer	$2,500
Directors receive cash payments for each retainer category applying to him or her. The Company also reimburses non-employee directors for all reasonable out-of-pocket expenses incurred for attending Board and Committee meetings.
In addition to the cash compensation described above, each non-employee director receives equity-based compensation. Upon re-election to the Board, each non-employee director receives a full value stock award that vests immediately. In fiscal year 2020, the total number of shares subject to this award granted to each non-employee director had a fair market value up to $190,000 as estimated on the date of grant. For any director who is re-elected after having been appointed to the Board since the previous year’s annual meeting, his or her grant upon re-election is prorated to reflect the actual duration of service as a director since his or her appointment.
For newly appointed or elected non-employee directors, the Company awards an option to purchase shares of common stock of the Company at an exercise price equal to the fair market value of the stock on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. The total number of stock options granted to newly appointed or elected non-employee directors has a fair market value of $225,000 as estimated on the date of grant.
Our 2018 Long Term Incentive Plan, adopted by the Board and approved by stockholders in August 2018, provides that, in a calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including equity awards (valued on the grant date pursuant to FASB ASC Topic 718) and cash compensation, shall not exceed $750,000.
The following table sets forth information regarding the cash and equity-based compensation paid to our non-employee directors for services as members of the Board or any Committee during fiscal year 2020.
Note that throughout this proxy statement, amounts may not compute exactly across individual lines of a table, and such differences are due to rounding to the nearest dollar.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2020

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Total
	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(h)
John C. Carter (3)	$77,500	$189,992	$—	$267,492
Alexander M. Davern (4)	$96,703	$189,992	$—	$286,695
Timothy R. Dehne (5)	$102,500	$189,992	$—	$292,492
Deirdre R. Hanford (6)	$63,297	$121,054	$—	$184,351
Alan R. Schuele (7)	$140,000	$189,992	$—	$329,992
David J. Tupman (8)	$82,500	$189,992	$—	$272,492

(1) Represents fees earned or paid in cash for services as a director during the fiscal year ended March 28, 2020, including quarterly retainer fees and Committee chair and membership retainer fees.

(2) On August 2, 2019, upon their re-election as directors at the Company’s 2019 annual meeting of stockholders, directors Carter, Davern, Dehne, Schuele, and

Tupman received a full value stock award that vested immediately upon re-election to the Board having a fair market value of up to $190,000 on the date of grant. Director Hanford received a prorated stock award to reflect her appointment in December 2018; this award vested immediately upon her re-election to the Board. Amounts reported in this column represent the aggregate grant date fair value of the stock awards granted in fiscal year 2020, computed in accordance with FASB ASC Topic 718. See Note 10, Equity Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 for additional detail regarding the assumptions underlying the value of these awards.

(3) At the end of fiscal year 2020, Mr. Carter had no options outstanding.

(4) At the end of fiscal year 2020, Mr. Davern had no options outstanding.

(5) At the end of fiscal year 2020, Mr. Dehne had no options outstanding.

(6) At the end of fiscal year 2020, Ms. Hanford had 15,515 options outstanding.

(7) At the end of fiscal year 2020, Mr. Schuele had 10,000 options outstanding.

(8) At the end of fiscal year 2020, Mr. Tupman had 25,346 options outstanding.

PROPOSALS TO BE VOTED ON
Proposal No. 1: Election of Directors
The Board approved eight nominees for election to the Board this year. Information regarding the business experience of each nominee and the particular experience, qualifications, attributes, or skills that qualify that person to serve as a director of the Company is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected, or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.
Vote Required
In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected.
Director Resignation Policy
Any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes in an uncontested election of directors shall tender to the Board his or her resignation as a director promptly following the certification of the election results. For purposes of this policy, (i) an “uncontested” election is one in which the Secretary determines that the number of nominees does not exceed the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting, and (ii) abstentions and broker non-votes will not be considered as either “WITHHOLD” votes or “FOR” votes. The Governance and Nominating Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it and the Board will act on such resignation, taking into account the Governance and Nominating Committee’s recommendation, within 90 days following the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate including without limitation any reasons given by stockholders for their “WITHHOLD” votes, the qualifications of the Director, and his or her contributions to the Board and the Company. The Board will promptly disclose publicly its decision to accept or reject such a resignation and, if rejected, the reasons for doing so.

Information about Nominees
JOHN C. CARTER
Director since 2009
Mr. Carter, age 65, is currently a Principal at TCGen, which is a management consulting and advisory services firm that Mr. Carter founded in 2002 and is located in Menlo Park, California. Between November 2007 and January 2008, Mr. Carter was an Executive in Residence at Vantage Point Venture Partners, a venture capital firm in San Bruno, California, where he assisted in the management of several portfolio companies. Mr. Carter also served as Chief Technical Officer at Klipsch Group, a manufacturer of speakers in Indianapolis, Indiana, between February 2005 and October 2007. Mr. Carter began his career as an engineer at Bose Corporation in 1978, later becoming its Chief Engineer. Mr. Carter holds a B.S. in Engineering from Harvey Mudd College in Claremont, California, and a Master’s in Electrical Engineering from Massachusetts Institute of Technology.
The Governance and Nominating Committee believes that Mr. Carter’s extensive management experience with companies in the consumer audio market and his knowledge of that market, in addition to his background in venture and private equity investment transactions, make him well qualified to be on the Board. Mr. Carter also has relevant prior engineering and technical experiences in the markets we serve.
ALEXANDER M. DAVERN
Director since 2015
Mr. Davern, age 53, stepped down from his position as Chief Executive Officer of National Instruments Corporation (“NI”), on January 31, 2020 and continues as a member of the Board of Directors of NI. NI is an Austin-based public company that supplies measurement and automation products used by engineers and scientists in a wide range of industries. Starting in the Summer of 2020, he will take up a teaching position at the University of Texas McCombs School of Business. Mr. Davern joined NI in February of 1994 and during his career at NI he served in numerous leadership positions, including as Chief Financial Officer and Chief Operating Officer beforing taking on the role of Chief Executive Officer. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland.
The Governance and Nominating Committee believes that Mr. Davern is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas. In addition, Mr. Davern has extensive international finance experience within the technology industry. The Governance and Nominating Committee further believes that his experiences, along with his financial expertise, his familiarity with acquisitions and integrations, and his international tax experience make him well qualified to provide valuable insights to the Board and to serve a role in the oversight of our financial reporting and accounting practices as Chair of the Audit Committee.
TIMOTHY R. DEHNE
Director since 2009
Mr. Dehne, age 54, is currently a consultant for technology-based companies. Most recently, he was the Chief Operating Officer of Xplore Technologies, a public company that was acquired by Zebra Technologies in August of 2018. Prior to that role, he served as Vice President of Engineering for Briggo, Inc., a privately held corporation in Austin, Texas from November 2013 until January 2018. Prior to this position, he served as the Vice President, Global Marketing, at Luminex Corporation between May 2012 and August 2013, an Austin-based company that develops, manufactures, and markets innovative biological testing technologies with applications throughout the life science and diagnostic industries. Prior to his appointment to Vice President, Global Marketing, Mr. Dehne held the position of Vice President of Systems Research and Development, a position he held between July 2009 and May 2012. He previously worked at National Instruments Corporation, an Austin-based supplier of measurement and automation products used by engineers and scientists in a wide range of industries. Mr. Dehne spent over 21 years at National Instruments Corporation where he held many leadership positions while helping to significantly grow the Company to more than 4,000 employees and over $800 million in annual revenue. At National Instruments Corporation, he held the position of Senior Vice President, Research & Development. Prior to his role as Senior Vice President, Research & Development at National Instruments Corporation, Mr. Dehne served in various executive positions in marketing and engineering. Mr. Dehne holds a B.S. in Electrical Engineering from Rice University and serves on the Board of Directors for Asset Intertech, a privately held company, where he also is Chair of its Compensation Committee.
The Governance and Nominating Committee believes that Mr. Dehne is well qualified to be on the Board based on his extensive leadership experience in all aspects of managing a high technology company in Austin, Texas, and his unique insight into significantly growing revenues at a high technology company while maintaining an innovative corporate culture and a great work environment. His leadership skills, experience in creating and capturing business opportunities, and experience in scaling up a business to enable growth are valuable to the Company and the Board.
DEIRDRE R. HANFORD
Director since 2018
Ms. Hanford, age 57, is currently Chief Security Officer and Member of Corporate Staff of Synopsys, Inc., a leading company in the fields of electronic design automation, semiconductor intellectual property, and software security. In this role, Ms. Hanford leads efforts to enable secure hardware, software, and semiconductor design. Previously, from December 2016 through May 2019, Ms. Hanford held the title of Co-General Manager, Design Group for Synopsys where she co-led the development and deployment of Synopsys’s analog/mixed-signal product lines, digital implementation product lines and professional design services organization. Previously, from 2003-2016, Ms. Hanford was the Executive Vice President of Customer Engagement for Synopsys where she led global technical services. Ms. Hanford earned a B.S. in Engineering with a concentration in Electrical Engineering from Brown University and an M.S. in Electrical Engineering from the University of California, Berkeley. Ms. Hanford currently chairs Brown University's Engineering Advisory Committee and serves on the Engineering Advisory Board for University of California Berkeley's College of Engineering. In December 2017 she was named to VLSI Research’s 2017 All Stars of the Semiconductor Industry.
The Governance and Nominating Committee believes that Ms. Hanford is well qualified to be on the Board based on her extensive leadership skills and engineering and technology experience in the semiconductor, semiconductor tools, and software fields, including her business and technical experience with analog and mixed-signal products.
CATHERINE P. LEGO
Director since April, 2020
Ms. Lego, age 63, is the founder of Lego Ventures LLC, a consulting services firm and source of start-up capital for early-stage technology companies, which she operated from 1992 until December 2018. She currently serves as a member of the Board of Directors of Guidewire Software, Inc., an industry platform provider for property and casualty insurers, since September 2019; Lam Research Corporation, a wafer fabrication equipment company, since 2006, where she has been Chair of its Compensation Committee since 2015, a member of the Nominating and Governance Committee since 2014, and Chair of its Audit Committee from 2009 to 2014; and IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, since July 2016, where she is a member of the Audit Committee and Chair of its Compensation Committee.
In the past five years, Ms. Lego has served on the boards of Cypress Semiconductor Corp., a developer of advanced embedded system solutions, between September 2017 and April 2020, where she served as Chair of its Audit Committee and a member of the Nominating and Corporate Governance Committee; Fairchild Semiconductor, a fabricator of power management devices, between August 2013 and September 2016, where she was a member of the Compensation Committee and Nominating and Governance Committee; and SanDisk Corporation, from 1989 to 2016, where she was Chair of its Audit Committee. Prior to 2015, she served on several other public company boards, along with other privately-held technology companies. Ms. Lego previously was a partner at two venture capital funds and practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego received a B.A. degree in economics and biology from Williams College and a M.S. degree in accounting from the New York University Stern School of Business.
The Governance and Nominating Committee believes that Ms. Lego is well qualified to serve as a director of the Company based on her extensive board-level experience; her substantial risk management, accounting, and finance expertise; her knowledge of the electronics and semiconductor industries; her experience with mergers, acquisitions, and corporate financing; and her Board governance experience and knowledge, including her service as a chair of an audit committee and member of audit, compensation, and nominating and governance committees.
JASON P. RHODE
Director since 2007
Dr. Rhode, age 50, is the CEO of the Company. From May 2007 through January 2020 he held the combined position of President and CEO. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO. Dr. Rhode holds a B.S. in Electrical Engineering from San Diego State University, as well as M.S. and doctorate degrees in Electrical Engineering from North Carolina State University.
The Governance and Nominating Committee believes that Dr. Rhode’s prior experience as a semiconductor designer and his current role as CEO of the Company make him well qualified to be on the Board based on his detailed and unique knowledge of the Company’s operations, opportunities, and challenges. In addition, the Governance and Nominating Committee believes that having Dr. Rhode serve on the Board helps to bridge the gap between the Board and management, to facilitate the regular flow of information between management and the Board, and to ensure that the Board and management act with a common purpose to execute our strategic initiatives and business plans.

ALAN R. SCHUELE
Director since 2011
Mr. Schuele, age 74, has been a general partner since 2000 with Sevin Rosen Funds, a high tech venture capital firm. While at Sevin Rosen Funds, Mr. Schuele led the investments in a number of semiconductor companies, including Cicada Semiconductor (acquired by Vitesse), Zilker Labs and D2Audio Corporation (both acquired by Intersil), and Javelin Semiconductor (acquired by Avago Technologies, Ltd.). Prior to working at Sevin Rosen, he was Chief Executive Officer of Benchmarq Microelectronics and served as President and Chief Operating Officer of Unitrode Corporation after its merger with Benchmarq. Over his nearly 30-year career in the semiconductor industry, he has held various executive and sales management positions in several semiconductor companies including the Company, Crystal Semiconductor, Cypress Semiconductor, and Mostek. Mr. Schuele was previously a director at Vidyo, Inc., which provides a scalable software-based solution for video conferencing. Mr. Schuele was also previously a director at InfoNow Corp., a leading provider of SaaS-based channel management solutions, where he served as a director between 2008 and November 2011. In addition to Mr. Schuele’s extensive executive management and sales experience at semiconductor companies, he has played key roles in major mergers and acquisitions and has worked extensively in Asian markets.
The Governance and Nominating Committee believes that Mr. Schuele’s experiences, along with his experience in advising entrepreneurs on how to turn their emerging technologies into winning companies, make him well qualified to contribute strategic, operational, and industry expertise to the Board.
DAVID J. TUPMAN
Director since 2015
Dr. Tupman, age 57, is currently the CEO of Details Lab Inc., an advisory firm focusing on scaling organizations for high-growth, technology development and new product introduction. From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple Inc., where he led the hardware engineering and technology teams for multiple mobile devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England, from 1995 to 2001 as a hardware-engineering manager, developing a number of personal digital assistant products. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger in Farnborough, England, where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelor’s degree in Electronics Engineering and an honorary doctorate (D.Sc.) from the University of Salford, England. Dr. Tupman is named as an inventor on more than 30 U.S. patents. Dr. Tupman has also served as a director of Pixelworks, Inc., a company that develops video display processing technology, since April 2014.
The Governance and Nominating Committee believes that Dr. Tupman is well qualified to be on the Board based on his extensive engineering and technology experience in the consumer electronics and industrial markets.
The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 27, 2021. During the fiscal year that ended March 28, 2020, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.
The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.
For additional information relating to the Audit Committee, see the section of this proxy statement entitled, “Report of the Audit Committee of the Board,” as well as the Audit Committee Charter, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
A representative of Ernst & Young is expected to attend the Annual Meeting and be available to respond to questions and, if he or she desires, to make a statement.
The Board recommends a vote “FOR” Proposal No. 2.
If the appointment is not ratified, the Audit Committee retains the discretion to select other auditors for the following fiscal year or to determine that Ernst & Young will continue to serve as the independent auditor. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2021, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.
Proposal No. 3: Advisory Vote to Approve Executive Compensation
Section 14A of the Securities Exchange Act of 1934 and related rules of the SEC enable our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our CEO, our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers (collectively, our “Named Executive Officers”) as disclosed in this proxy statement. This vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is a significant vote against the compensation of the Named Executive Officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As described in detail in the section of this proxy statement entitled, “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain executive officers, while aligning their interests with those of our stockholders. Under this program, our executive officers are rewarded for the achievement of strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables of this proxy statement for additional information about our executive compensation program, including information about the compensation of the Named Executive Officers for fiscal year 2020.
By way of this proposal, commonly known as a “Say-on-Pay” proposal, we are asking our stockholders to indicate their support for the compensation of the Named Executive Officers as described in this proxy statement. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this proxy statement.
The stockholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board recommends a vote “FOR” Proposal No. 3.
Proposal No. 4: Approval of the First Amendment to the 2018 Long Term Incentive Plan
Background and Purpose of the Proposal

The Cirrus Logic, Inc. 2018 Long Term Incentive Plan (the “LTIP”) was adopted by the Board and approved by the stockholders on August 3, 2018. At this year’s Annual Meeting, stockholders will be asked to approve the increase in the number of shares available for issuance under the LTIP (the “First Amendment”) by 3,200,000 shares. If approved by the Company’s stockholders at the Annual Meeting, the First Amendment to the LTIP will become effective July 31, 2020. The First Amendment, is attached hereto as Exhibit 1 and the LTIP is attached hereto as Exhibit 2. If the First Amendment becomes effective, the Company will register the additional shares on a Registration Statement on Form S-8 as soon as practicable following the effective date.

Summary of the First Amendment to the LTIP
The use of stock-based awards under the Plan continues to be a key element of the Company’s compensation program. The purpose of the First Amendment is to increase the number of shares of common stock that the Company may issue under the Plan by 3,200,000 shares, from 6,125,205 to 9,325,205 shares. As of March 28, 2020, there were 2,832,774 shares associated with outstanding RSUs and PBRSUs, and there were 1,216,435 options, vested and unvested, outstanding and unexercised. No other equity awards were outstanding under any of the Company’s equity compensation plans, including the LTIP as of such date. Of the 6,125,205 shares currently authorized for issuance under the LTIP, there remain only 2,094,850 shares available for grant as of March 28, 2020.

The LTIP is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, directors, and consultants. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board has adopted the First Amendment to the LTIP, subject to stockholder approval. Approval of the First Amendment will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board determined that an increase of 3,200,000 shares was appropriate based on a number of factors, including: the current number of shares available under the LTIP, the number of shares that remain subject to outstanding options and restricted stock units, the potential dilutive effects on the Company’s stockholders, the Company’s historical annual burn rates, and the anticipated future needs for equity to be able to attract and retain key employees and members of our leadership team.

Consequence of Failing to Approve the Proposal
If this Proposal No. 4 and the First Amendment is not approved by the Company’s stockholders, the LTIP will continue to be effective, and there will be no impact on the rights of existing award holders under the LTIP. However, if this Proposal No. 4 and the First Amendment is not approved by the Company’s stockholders, the Company would be required to reevaluate its current use of equity-based awards pursuant to the LTIP to eligible employees and directors in the future and our compensation programs in general.

Summary of the LTIP
The following is a summary of the LTIP (as amended by the First Amendment), and does not purport to be a complete description of all provisions of the LTIP. The LTIP should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the proposed First Amendment and the text of the LTIP, which are attached to this proxy statement as Exhibits 1 and 2. The LTIP gives the Compensation Committee the ability to award stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, stock awards, other stock-based awards, cash awards, substitute awards and performance awards.

Administration. The LTIP is administered by a committee of two or more directors (the “Committee”) designated by the Board except to the extent the Board elects to administer the LTIP (in which case references to the “Committee” are references to the Board). The Committee has broad discretion to administer the LTIP, including the power to determine the eligible individuals to whom awards will be granted, the number and type of awards to be granted and the terms and conditions of awards. The Committee may also accelerate the vesting or exercise of any award and make all other determinations and take all other actions necessary or advisable for the administration of the LTIP.

Notwithstanding anything within the LTIP to the contrary, to comply with applicable laws in countries other than the United States in which the Company or our affiliates operates or has employees, directors or other service providers, to ensure that we comply with any applicable requirements of foreign securities exchanges, to achieve specific tax treatment for an award in any country, or to facilitate the administration of the LTIP, the Committee, in its sole discretion, has the power and authority to determine who is eligible to participate in the LTIP, modify the terms and conditions of awards, establish sub-plans with applicable foreign jurisdiction provisions, or take other actions deemed advisable to comply with foreign laws or securities exchange rules. The description of the LTIP set forth within this summary addresses the terms and conditions of the LTIP largely with respect to United States-based award recipients, therefore an award granted to an employee that is subject to foreign laws or regulations may differ from the descriptions set forth below or contained within the LTIP document.

Eligibility. Any individual who is an officer or employee of the Company or any of our affiliates, and any other person who provides services to us or our affiliates, including members of the Board, are eligible to receive awards under the LTIP at the discretion of the Committee. As of March 28, 2020, we have 1,443 employees and eight members of the Board who will be eligible to participate in the LTIP. Consultants are eligible to receive awards pursuant to the LTIP, but as the Committee has sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive LTIP awards is not determinable at this time.

Shares Subject to the LTIP. Subject to stockholder approval of the First Amendment to the LTIP and the adjustments described below, the total aggregate number of shares of common stock that may be subject to awards under the LTIP, since the inception of the LTIP, is 9,325,205 shares. This number consists of the 3,200,000 being requested in connection with this First Amendment, 2,300,000 shares that were newly reserved for the LTIP in August 2018 in connection with the adoption of the LTIP, as well as 3,825,205 shares of common stock that were still available for issuance under a predecessor equity compensation plan at the time of the adoption of the LTIP or were forfeited or otherwise generally terminated without delivery from a predecessor equity compensation plan that was replaced by the LTIP. As of March 27, 2020 (the last trading day of fiscal year 2020), the price per share of the Company’s common stock was $61.92 per share. The shares issued pursuant to awards under the LTIP may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

To the extent that a share of common stock is subject to an outstanding Award other than a stock option or SAR (a “Full-Value Award”), that award will reduce the aggregate share limit by 1.5 shares of common stock. To the extent that a share of common stock is subject to an outstanding award other than a Full-Value Award, the award reduces the aggregate share limit by one share of common stock. Shares of common stock subject to an Award that expire, are cancelled, exchanged, settled in cash or otherwise terminated without actual delivery of shares will again be available for Awards pursuant to the LTIP. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an Award, (ii) shares that were subject to a stock option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such stock option or SAR and (iii) shares repurchased on the open market with the proceeds of a stock option’s exercise price, will not, in each case, be available again for awards pursuant to the LTIP. Awards that may only be settled in cash will not count against the share limit for the LTIP.

Director Limitations on Awards. In any one calendar year, the aggregate value of all compensation paid to or granted to any non-employee member of the Board, including awards granted pursuant to the LTIP and all cash compensation, shall not exceed $750,000; provided, however, that such limitation shall be without regard to compensation provided to any non-employee member of the Board during any period in which such individual was providing services to the Company in an employee or consultant capacity. To calculate the $750,000 annual maximum, awards granted pursuant to the LTIP shall be valued on the grant date pursuant to FASB ASC Topic 718, and all other cash compensation may include, but is not limited to, quarterly retainer fees, committee fees, meeting fees, or lead independent director fees.

Awards under the LTIP.
Stock Options. The Committee may grant incentive stock options and options that do not qualify as incentive stock options, except that incentive stock options may only be granted to persons who are our employees or employees of one of our subsidiaries, in accordance with Section 422 of the Code. The exercise price of a stock option cannot be less than 100% of the fair market value of a share of our common stock on the date on which the option is granted and the option must not be exercisable for longer than ten years following the date of grant. In the case of an incentive stock option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the exercise price of the stock option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must not be exercisable more than five years from the date of grant. Any share of common stock that is available for grant pursuant to the LTIP shall be available for the issuance of shares pursuant to any award type under the plan, including the exercise of incentive stock options.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our common stock on the date on which the SAR is granted. The term of a SAR may not exceed ten years. SARs may be granted in connection with, or independent of, a stock option. SARs may be paid in cash, common stock or a combination of cash and common stock, as determined by the Committee.

Restricted Stock. Restricted stock is a grant of shares of common stock subject to the restrictions on transferability and risk of forfeiture imposed by the Committee. If dividends are paid with respect to common stock underlying an award of unvested restricted stock, the dividend will either be reinvested in additional shares of restricted stock containing the same terms and conditions as the original award, or will be subject to the same vesting and forfeiture provisions as the underlying award and such dividend shall not become payable unless the underlying award is settled.

Restricted Stock Units. A restricted stock unit is a right to receive cash, common stock or a combination of cash and common stock at the end of a specified period equal to the fair market value of one share of our common stock on the date of vesting. Restricted stock units may be subject to the restrictions, including a risk of forfeiture, imposed by the Committee.

Stock Awards. A stock award is a transfer of unrestricted shares of our common stock on terms and conditions determined by the Committee.

Other Stock-Based Awards. Subject to limitations under applicable law and the terms of the LTIP, the Committee may grant other awards related to our common stock. Such awards may include, without limitation, awards that are convertible or exchangeable debt securities, other rights convertible or exchangeable into our common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities of, or the performance of, our affiliates.

Cash Awards. The LTIP permits the grant of awards denominated in and settled in cash as an element of or supplement to, or independent of, any award under the LTIP.

Substitute Awards. Awards may be granted in substitution or exchange for any other award granted under the LTIP or any other right of an eligible person to receive payment from us. Awards may also be granted under the LTIP in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or one of our affiliates.

Performance Awards. Performance awards represent awards with respect to which a participant’s right to receive cash, shares of our common stock, or a combination of both, is contingent upon the attainment of one or more specified performance measures during a specified period. The Committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. The Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award.

Minimum Vesting Conditions. With the exception of awards relating to 5% of the shares of common stock reserved for issuance pursuant to the LTIP, each award is granted with a vesting schedule of at least one year following the date of grant.

Dividend or Dividend Equivalent Rights. In the event that a dividend or dividend equivalent right is granted in connection with any award under the LTIP, (i) in no event shall the dividend or dividend equivalent right be distributed to the participant before the underlying common stock covered by the award to which the dividend or dividend equivalent right relates becomes vested or issued, (ii) any such dividend or dividend equivalent right shall be subject to the same restrictions and risk of forfeiture as the underlying common stock subject to the award, and (iii) the dividend or dividend equivalent right shall be paid, if at all, at the time such restrictions or risk of forfeiture lapse.

Recapitalization. In the event of any change in our capital structure or business or other corporate transaction or event that would be considered an equity restructuring, the Committee shall or may (as required by applicable accounting rules) equitably adjust the (i) aggregate number or kind of shares that may be delivered under the LTIP, (ii) the maximum number of shares that may be granted to a covered employee each year, (iii) the number or kind of shares or amount of cash subject to an award, (iv) the terms and conditions of awards, including the purchase price or exercise price of awards and performance goals, and (v) the applicable share-based limitations with respect to awards provided in the LTIP, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable award agreement, in the event of a change in control or other changes to us or our common stock, the Committee may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or SAR for no consideration if it has an exercise price or the grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards (including no adjustments) that the Committee deems appropriate to reflect the applicable transaction or event.

No Repricing. Except in connection with the issuance of substitute awards under certain conditions or in connection with adjustments to awards granted under the LTIP as a result of a transaction or recapitalization involving us, without the approval of the stockholders of the Company, the terms of an outstanding award may not be amended to (i) reduce the exercise price or grant price of an outstanding option or SAR, (ii) grant a new option, SAR or other award in substitution for, or upon the cancellation of, any previously granted option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any option or SAR for stock, cash or other consideration when the exercise price per share of common stock under such option or SAR exceeds the fair market value of a share of common stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the NASDAQ listing standards.

Amendment and Termination. The LTIP automatically expires on the tenth anniversary of its original effective date, or August 3, 2028. The Committee may amend or terminate the LTIP at any time, subject to stockholder approval if required by applicable law, rule or regulation, including the rules of the stock exchange on which our shares of common stock are listed. The Committee may amend the terms of any outstanding award granted under the LTIP at any time so long as the amendment would not materially and adversely affect the rights of a participant under a previously granted award without the participant’s consent.

Clawback. The LTIP and all awards granted thereunder are subject to any clawback or recoupment policy adopted by the Company.

Certain U.S. Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the LTIP may vary depending on their particular situations and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of common stock on the date of grant, SARs, restricted stock units, and certain other awards that may be granted pursuant to the LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. Potential tax consequences to the Company or participants associated with the LTIP and its awards granted to eligible individuals subject to the laws of jurisdictions outside of the United States are not addressed herein.

Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of common stock on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that have been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of common stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The LTIP generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of common stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2020, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Restricted Stock, Stock Awards, Restricted Stock Units, Other Stock-Based Awards and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of common stock received.

A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of common stock will commence on the later of the date the shares of common stock are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Deduction Limitations. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the LTIP could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000. Despite this limitation, the Company may determine that it is in the Company’s best interests to grant Awards pursuant to the LTIP that are not tax deductible to the Company in certain situations.

New Plan Benefits
A summary of the material features of the LTIP, including the class of persons eligible to participate therein and the number of persons in such class, is included above under the title “Summary of LTIP.”

Because awards granted under the LTIP are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to eligible individuals. Therefore, we have not included a New Plan Benefits Table nor information regarding stock option awards that could be granted pursuant to the LTIP in the future.

The Company made its annual equity awards under the LTIP for fiscal year 2020 to the Named Executive Officers, nonemployee directors, and to its other eligible employees. The grants to the Named Executive Officers are reflected in the “Fiscal Year 2020 Grants of Plan-Based Awards Table” that can be found in the Executive Compensation Tables section of this proxy statement. The fiscal year 2020 grant to the nonemployee directors is reflected in the “Director Compensation Table for Fiscal Year 2020” in the Corporate Governance section of this proxy statement.

Options Previously Awarded
The following table states the amount of options that have been previously granted pursuant to the LTIP as of March 28, 2020:

Name and Position, or Group, as Applicable	Number of Options Previously Granted
All Named Executive Officers:	219,900
•Jason P. Rhode, CEO	125,000
•Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	24,400
•John M. Forsyth, President	24,500
•Carl J. Alberty, Vice President, Mixed Signal Products	21,100
•Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	24,900
All Current Executive Officers as a Group	313,300
All Current Directors as a Group	140,515
Each Nominee for Election as a Director:
•John C. Carter	0
•Alexander M. Davern	0
•Timothy R. Dehne	0
•Deirdre R. Hanford	15,515
•Catherine P. Lego	0
•Jason P. Rhode	125,000
•Alan R. Schuele	0
•David J. Tupman	0
All Employees as a Group, Excluding Current Executive Officers	45,100

The Board recommends a vote “FOR” Proposal No. 4. This Proposal requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. The Board believes strongly that the approval of the First Amendment to the LTIP is essential to the Company’s continued success. All duly submitted proxies that are signed, but which do not provide instructions for how to vote, will be voted FOR the approval of the First Amendment by the management proxy holders. All members of the Board and our executive officers and other senior employees are eligible for awards under the LTIP and thus have a personal interest in the approval of the First Amendment.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table contains information regarding the beneficial ownership of common stock as of May 12, 2020, by:
• The stockholders we know to beneficially own more than 5% of outstanding common stock;
• Each director named in this proxy statement;
• Each executive officer named in the Summary Compensation Table included in this proxy statement; and
• All of our directors and executive officers as a group.
Common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable. In addition, unless otherwise indicated in the footnotes, the beneficial owner’s address is 800 W. 6th Street, Austin, Texas 78701.

Beneficial Owner	Shares Beneficially Owned
5% or Greater Stockholders:	Number	Percent (1)
Blackrock, Inc. (2)	9,061,221	15.5255%
The Vanguard Group (3)	6,000,431	10.2811%
FMR LLC (4)	4,082,925	6.9957%

Directors and Named Executive Officers:
Jason P. Rhode, Chief Executive Officer and Director (5)	594,359	1.0117%
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer (6)	69,970	*
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary (7)	57,860	*
David J. Tupman, Director (8)	40,536	*
Alan R. Schuele, Director (9)	30,193	*
Carl J. Alberty, Vice President, Mixed-Signal Products (10)	22,038	*
Alexander M. Davern, Director (11)	19,748	*
Timothy R. Dehne, Director (12)	15,242	*
John C. Carter, Director (13)	13,509	*
Deirdre R. Hanford, Director (14)	8,012	*
John M. Forsyth, President (15)	5,874	*
Catherine P. Lego, Director (16)	0	0
All current directors and executive officers as a group (17 persons) (17)	1,081,792	1.8310%

* Less than 1% of the outstanding common stock
(1) Percentage ownership is based on 58,363,550 shares of common stock issued and outstanding on May 12, 2020. Shares of common stock issuable under stock options that are currently exercisable or will become exercisable within 60 days after May 12, 2020, and shares of common stock subject to restricted stock units (“RSUs”) and performance-based RSUs (“PBRSUs”) that will vest and be issued within 60 days after May 12, 2020, are deemed to be outstanding and beneficially owned by the person holding such options or RSUs or PBRSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed outstanding for the purpose of computing the percentage of any other person. This table does not include options, PBRSUs, or RSUs that vest more than 60 days after May 12, 2020.
(2) Based on a Schedule 13G/A filed with the SEC on February 4, 2020, Blackrock, Inc., 55 East 52nd Street, New York, NY 10055, is the beneficial owner of 9,061,221 shares, with sole voting power as to 8,342,410 shares, and sole dispositive power as to 9,061,221 shares.
(3) Based on a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, is the beneficial owner of 6,000,431 shares, with sole voting power as to 56,133 shares, sole dispositive power as to 5,943,455 shares, shared dispositive power as to 56,976 shares, and shared voting power as to 8,361 shares.
(4)  Based on a Schedule 13G filed with the SEC on February 7, 2020, FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, is the beneficial owner of 4,082,925 shares, with sole voting power as to 1,036,797 shares, and sole dispositive power as to 4,082,925 shares.
(5)  Includes 383,063 shares issuable upon exercise of options held by Dr. Rhode and 211,296 shares held directly.
(6)  Includes 62,401 shares issuable upon exercise of options held by Mr. Case and 7,569 shares held directly.
(7)  Includes 47,978 shares issuable upon exercise of options held by Mr. Thomas and 9,882 shares held directly.
(8)  Includes 25,346 shares issuable upon exercise of options held by Mr. Tupman and 15,190 shares held directly.
(9)  Includes 10,000 shares issuable upon exercise of options held by Mr. Schuele and 20,193 shares held directly.

(10) Includes 3,312 shares issuable upon exercise of options held by Mr. Alberty and 18,726 shares held directly.
(11)  Includes 0 shares issuable upon exercise of options held by Mr. Davern and 19,748 shares held directly.
(12)  Includes 0 shares issuable upon exercise of options held by Mr. Dehne and 15,242 shares held directly.
(13)  Includes 0 shares issuable upon exercise of options held by Mr. Carter and 13,509 shares held directly.
(14)  Includes 5,817 shares issuable upon exercise of options held by Ms. Hanford and 2,195 shares held directly.
(15) Includes 5,874 shares issuable upon exercise of options held by Mr. Forsyth and 0 shares held directly.
(16) Includes 0 shares issuable upon exercise of options held by Ms. Lego and 0 shares held directly.
(17)  Includes options held by all executive officers and directors to purchase an aggregate of 704,897 shares of common stock that are exercisable within 60 days of May 12, 2020.

EXECUTIVE OFFICERS
Carl J. Alberty – Vice President, Mixed-Signal Products Mr. Alberty, age 43, was appointed Vice President of Mixed-Signal Products in March 2019. Prior to this position, since March 2015, he was Vice President of Product Marketing. Mr. Alberty joined the Company in 1999 in an engineering role supporting audio products and has worked in various audio product marketing leadership roles, leading up to his most recent positions.
Scott A. Anderson – Senior Vice President, Supply Chain and Engineering Operations
Mr. Anderson, age 66, was appointed Senior Vice President, Supply Chain and Engineering Operations in March 2019. Previously, since October 2007, he was Senior Vice President and General Manager, Mixed-Signal Audio Division. Prior to joining the Company, Mr. Anderson served as the President and Chief Operating Officer of Freescale Semiconductor between March 2004 and February 2005, and as President and Chief Executive Officer of Motorola Semiconductor Products Sector between February 2003 and December 2003.
Jeffrey W. Baumgartner – Vice President, Research and Development Mr. Baumgartner, age 46, was appointed Vice President of Research and Development in October 2018. Previously, since April 2018, he was Vice President of Silicon Development. Prior to that position, since March 2015, he was Vice President of Engineering. Mr. Baumgartner joined the Company in 1998 as a design engineer, and in 2006, he began his career in engineering management.
Jo-Dee M. Benson – Vice President, Chief Culture Officer
Ms. Benson, age 60, was appointed Vice President, Chief Culture Officer, as of July 2011. She joined the Company in July 1995 and served in various marketing communications management roles. Prior to being appointed to her current position, Ms. Benson served as Vice President, Corporate Communications and Human Resources between July 2005 and July 2011, and as Vice President, Corporate Marketing Communications between January 2001 and July 2005.
Andrew Brannan – Vice President Worldwide Sales
Mr. Brannan, age 53, joined Cirrus Logic as part of the Wolfson Microelectronics plc (“Wolfson”) acquisition in August 2014. Mr. Brannan had worked at Wolfson since 2009, where he was Chief Commercial Officer. Immediately before joining Wolfson, Mr. Brannan served as a board member and Executive Vice President of Sales and Customer Operations at Symbian Software Limited.
Thurman K. Case – Vice President, Chief Financial Officer and Principal Accounting Officer
Mr. Case, age 63, was appointed CFO in February 2007. He joined the Company in October 2000 and was appointed Vice President, Treasurer, Financial Planning & Analysis, in September 2004. Prior to being appointed to his current position, Mr. Case served as Vice President, Finance between June 2002 and September 2004, and as Director of Finance between October 2000 and June 2002. Mr. Case currently serves as a Director, Audit Committee Chair, and

Corporate Governance Committee member of Helen of Troy (Nasdaq: HELE), a consumer products company based in El Paso, Texas.
John M. Forsyth – President
Mr. Forsyth, age 46, was appointed President of the Company in January 2020. Previously, from June 2018, he was the Company’s Chief Strategy Officer. Prior to that position, from August 2014, he served as Vice President of Product Marketing. Mr. Forsyth joined the Company in 2014 through the acquisition of Wolfson Microelectronics, where he served as Vice President of Audio Products.
Allan W. Hughes – Vice President Cirrus Logic International
Mr. Hughes, age 59, joined Cirrus Logic as part of the Wolfson acquisition in August 2014. Mr. Hughes joined Wolfson in March 2009 as Vice President Marketing and Applications. In 2013, he assumed the role of Chief Operating Officer.
Jason P. Rhode – Chief Executive Officer, and Director Nominee
Dr. Rhode, age 50, is the CEO of the Company. From May 2007 through January 2020 he held the combined position of President and CEO. Dr. Rhode joined the Company in 1995 and served in various engineering positions until he became Director of Marketing for analog and mixed-signal products in November 2002. He was appointed Vice President, General Manager, Mixed-Signal Audio Products, in December 2004, a role he served in until his appointment as President and CEO.
Gregory Scott Thomas – Senior Vice President, General Counsel and Corporate Secretary
Mr. Thomas, age 54, was appointed Vice President, General Counsel and Corporate Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property.

COMPENSATION DISCUSSION AND ANALYSIS

I. Purpose
The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) for fiscal year 2020 and to discuss why and how the fiscal year 2020 compensation decisions for these executives were reached. As used in this Compensation Discussion and Analysis, all references to the 2020 fiscal year are applicable to the time period that began on March 31, 2019, and ended on March 28, 2020. Following this discussion are tables that include compensation information for the Named Executive Officers. This Compensation Discussion and Analysis contains descriptions of various employee compensation and benefit plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans that are filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2020.
The Named Executive Officers for fiscal year 2020 were as follows:

• Jason P. Rhode, CEO;
• Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer;
• John M. Forsyth, President;
• Carl J. Alberty, Vice President, Mixed Signal Products; and
• Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary.
In May 2019, the Board designated Mr. Forsyth and Mr. Alberty as executive officers of the Company; at the time Mr. Forsyth was Chief Strategy Officer, and Mr. Alberty held the title noted above. In January 2020, Mr. Forsyth was promoted to President, which was a position previously held by Dr. Rhode.
The Compensation Committee reviews and approves base salaries and other matters relating to executive compensation and administers the Company’s stock incentive plans, including reviewing and granting stock incentive awards to our executive officers and other employees and reviewing and approving policies and procedures for granting awards under these plans.
II. Executive Summary
Listed below are select business highlights for fiscal year 2020 and significant actions taken by our Compensation Committee in fiscal year 2020. Additional details are described in the discussion and analysis that follows.
Business Highlights
•Revenue. We reported revenue of $1.28 billion, which was up 8% from the prior year. The growth in revenue was primarily driven by content gains in smartphones and, to a lesser extent, higher unit volumes;
•Cash Generation. Cash from operations was $295.8 million, and our ending cash balance was approximately $598 million. We used $120 million to repurchase approximately 2 million shares at an average price of $56.32;
•Product Momentum. We expanded penetration with new and existing customers and executed on several strategic initiatives that we believe position the company for success in the coming years. We increased the number of components shipping into smartphones; gained share in tablets, wearables and truly wireless headsets; and introduced numerous new components to address opportunities in audio, voice, and other adjacent markets; and

•Research and Development. Drawing on our capabilities in mixed-signal design and advanced low-power processing, we are investing in a number of new technologies that we believe will drive product diversification and expand our serviceable market. Notable research and development projects include, for example:
◦transitioning key intellectual property and smart codec technology from 55-nanometer to 22-nanometer process node, which is expected to enhance the design capabilities for high-performance, mixed-signal smart codecs enabling meaningful improvements to power, latency and size;
◦secure voice authentication technologies and related areas; and
◦next-generation boosted amplifiers that feature advancements to battery management and deliver higher power and louder amplification with improved efficiency.
Compensation Highlights
•Base Salaries. Based on a compensation analysis performed in the first half of fiscal year 2020, the Compensation Committee maintained the base salary of our CEO and raised base salaries of our other Named Executive Officers by 4–11% depending on factors discussed below, such as market comparisons and individual performance;
•Equity Grants. Based on that compensation analysis, the Compensation Committee approved restricted stock units (“RSUs”), Performance-Based Restricted Stock Units (“PBRSUs”), and stock option grants to our Named Executive Officers. The approved grants had an estimated accounting value roughly the same as last year with respect to our CEO, maintained internal pay equity, and resulted in a closer alignment with the 50th percentile of applicable market data for target total direct compensation. In April 2019, and January 2020, the Compensation Committee approved additional equity grants to two of our Named Executive Officers to reflect their respective promotions to Vice President and President;
•Cash Bonuses. In both semiannual performance periods, the Company’s Operating Profit Margin (a non-GAAP operating-income measure that excludes bonus payments and other items as defined in the section of this proxy statement entitled, “Incentive Plan Pay-Out Percentage”) was at or near our target, and the Company’s above-target revenue growth in the second semiannual performance period drove cash bonuses above target levels for the year;
•PBRSU Performance. In view of the Company's three-year stock price performance, the PBRSUs granted within fiscal year 2017 had a payout percentage of zero, and therefore no corresponding shares vested within fiscal year 2020; and
•Total Compensation. Total compensation for our Named Executive Officers increased compared to fiscal year 2019, reflecting stronger operating results from the prior fiscal year.

We are committed to paying our executive officers based on Company and individual performance. A significant portion of each executive officer’s compensation is based on the achievement of short- and long-term corporate goals and objectives.
The Compensation Committee believes that the compensation paid to our executive officers as reflected in this proxy statement reflects, and is fully supported by, the Company’s performance over the relevant time periods. While our one-year revenue growth fell at the bottom of our Proxy Group (as defined below in the section of the Compensation Discussion and Analysis entitled, "The Information We Use for Comparisons"), our operating income and net income placed us above the 50th percentile of this Proxy Group for the four quarters preceding our data-gathering efforts in support of the Company’s annual review of executive compensation.
III. Advisory Vote on Executive Compensation and Last Year’s Result
We conducted our annual stockholder advisory vote on named executive officer compensation at our 2019 annual meeting of stockholders. While this vote was not binding on the Company, it gives our stockholders an opportunity to vote on the compensation of our Named Executive Officers on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
At our 2019 annual meeting of stockholders, 93% of the votes cast on our executive compensation proposal were voted in favor of our Named Executive Officers’ compensation as disclosed in the proxy statement, and as a result, our Named Executive Officers’ compensation was approved. The Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no specific changes to our executive compensation philosophy or general policies and practices were necessary to address any stockholder concerns.
We provide our stockholders with the opportunity to cast an advisory vote on named executive officer compensation each year. For more information, see “Proposal No. 3 – Advisory Vote to Approve Executive Compensation” within this proxy statement.
IV. Our General Philosophy and Overall Compensation Framework
We provide our executive officers with compensation opportunities that are based on their personal performance, the financial performance of the Company, their contribution to that performance, and the Company’s total shareholder return relative to certain other semiconductor companies through a mix of base salary, annual cash incentive awards, and equity compensation including RSUs, PBRSUs, and stock options. These opportunities are designed to attract and retain highly skilled individuals and to align their incentives with the long-term interests of our stockholders.

We believe that the amounts payable under the compensation program for our executive officers should reflect the Company’s performance and the value created for our stockholders. In addition, the compensation program should balance the short- and long-term strategic goals and objectives of the Company and reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends on our ability to attract and retain qualified executives through the competitive compensation packages we offer.
A. How We Set Target Total Direct Compensation
The Compensation Committee annually reviews and establishes each executive officer’s target total direct compensation package. The Compensation Committee considers a broad range of facts and circumstances in setting executive compensation, including Company performance, individual performance, relative stockholder return, external pay practices of peer companies, the strategic importance of the executive officer’s position, and the history of pay adjustments, as well as internal pay equity and the executive officer’s time in the position. The weight given to each of these factors by the Compensation Committee is not preestablished and may differ from year to year, and among the individual executive officers.
The Company’s executive compensation program is heavily weighted toward performance-based compensation that rewards achievement of short- and long-term corporate goals and objectives. In setting target total direct compensation for our executive officers, the Compensation Committee seeks to strike a balance between providing compensation that is competitive with the compensation paid to executives of peer companies, while ensuring that a significant percentage of compensation is dependent on the Company’s performance, individual performance, and stock price appreciation. Please see the section of this proxy statement entitled, “The Elements Making Up Compensation and Our Target Compensation Levels” for additional information regarding the target total direct compensation for our Named Executive Officers.
B. Our Use of a Compensation Consultant
To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our CEO, executive officers, and directors for fiscal year 2020. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention.
During fiscal year 2020, the Compensation Committee retained Compensia, Inc. (“Compensia”) to provide executive and director compensation consulting services. Compensia has served as the Compensation Committee’s independent compensation consultant since fiscal year 2013. At the direction of the Compensation Committee, in fiscal year 2020 Compensia performed a comprehensive review of our CEO’s and other executive officers’ compensation. In addition to a complete review of executive compensation, in March 2019 Compensia reviewed and recommended changes to our previous compensation peer group to use for purposes of analyzing the competitive market for executive and director compensation. The Compensation Committee considered the information provided by Compensia in setting executive compensation.

As required by the Nasdaq listing standards, the Compensation Committee performed an independence assessment of Compensia for fiscal year 2020. The Compensation Committee determined that Compensia should be considered independent based on the following factors:
•Compensia provided no services to the Company other than its work for the Compensation Committee;
•The fees paid to Compensia by the Company for fiscal year 2020 were less than 1% of Compensia’s revenues for that year;
•Compensia has developed and provided to the Company a Conflict of Interest Policy;
•The advisers from Compensia have no business or personal relationship with any members of the Company’s Compensation Committee or the Company’s executive officers; and
•Compensia has confirmed that none of the advisers from Compensia own any shares of our common stock.
Accordingly, the Compensation Committee determined that the services provided by Compensia to the Compensation Committee for fiscal year 2020 did not give rise to any conflicts of interest.
C. The Information We Use for Comparisons
To aid the Compensation Committee’s annual executive compensation review, Compensia prepared and presented a compensation assessment of the Company’s executive compensation program. Compensia’s assessment was based on (a) publicly available data gathered from a group of specific companies that are considered comparable to the Company (the “Proxy Group”) and (b) market data obtained from the Radford Global Technology Survey specific to companies in such Proxy Group (the “Survey Data”).
The Proxy Group generally consists of public companies listed on U.S. stock exchanges in the semiconductor industry that are comparable in size (approximately $400 million – $3.7 billion in revenue and approximately $400 million – $8.3 billion in market capitalization) and share common characteristics with the Company, including location and similarity of business model and product lines. In determining the number of companies to include within the Proxy Group, the Compensation Committee considered the ability to achieve year-over-year consistency and position-specific executive-compensation comparisons. The Compensation Committee also considered whether a proposed peer was historically in the Company’s peer group to maintain additional consistency. Another factor considered by the Compensation Committee was the likelihood that the Company might compete for executive talent with companies selected for the Proxy Group. For example, due in part to the specialized field within which the Company operates, the targeted talent pool from which to attract skilled leadership is narrow, and as such, the Compensation Committee will continue to revisit and revise its peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

In March 2019, based on these criteria, and with the direction of the Compensation Committee on companies to consider for inclusion in the Proxy Group, Compensia reviewed the then-existing Proxy Group and made recommendations regarding potential additions and removals. The recommendations represented an expansion in the number of peers, which was intended to increase year-over-year consistency, even if merger and acquisition activities affected some peer companies.
Specifically, Compensia recommended that the following seven companies be added to the Proxy Group: Cabot Microelectronics Corporation; Entegris, Inc.; First Solar, Inc.; FormFactor, Inc.; MACOM Technology Solutions Holdings, Inc.; SMART Global Holdings, Inc.; and SunPower Corporation.
Compensia recommended that the following three companies be removed from the Proxy Group because of acquisitions: Cavium, Inc.; Microsemi Corp.; and Integrated Device Technology.
After review, the Compensation Committee approved such recommendations, and the following group of 20 companies was approved for the Proxy Group: (1) Cabot Microelectronics Corporation; (2) Cree, Inc.; (3) Cypress Semiconductor; (4) Diodes Incorporates; (5) Entegris, Inc.; (6) First Solar, Inc.; (7) FormFactor, Inc.; (8) Knowles Corporation; (9) MACOM Technology Solutions Holdings, Inc.; (10) Marvell Technology Group Ltd.; (11) Maxim Integrated Products, Inc.; (12) Monolithic Power Systems, Inc.; (13) Power Integrations, Inc.; (14) Qorvo, Inc.; (15) Semtech Corp.; (16) Silicon Laboratories, Inc.; (17) SMART Global Holdings, Inc.; (18) SunPower Corporation; (19) Synaptics Incorporated; and (20) Xilinx, Inc.
Compensia developed comparison compensation data for each Cirrus Logic executive officer (“Compensation Market Data”). For Dr. Rhode, Mr. Case, and Mr. Forsyth, the Compensation Market Data consisted solely of data derived from the Proxy Group, while for Mr. Alberty and Mr. Thomas a blend of Survey Data and Proxy Group data was used.
D. The Role of Our Executive Officers in Establishing Compensation
Our Human Resources and Legal departments support the Compensation Committee’s work related to our compensation programs. This support consists of assistance with providing Survey Data, proposals of potential ranges of various components of compensation for our executive officers, and information regarding the Company’s 2018 Long Term Incentive Plan. Regular meetings of the Compensation Committee are generally attended by our CEO, CFO, President, Chief Culture Officer, and our General Counsel. Because the Company’s executive officers report up to the CEO, the Compensation Committee requests input and recommendations from him regarding executive compensation (other than his own). The Compensation Committee considers and sets the compensation of our CEO when no members of management are present. In addition, members of management are not present while their specific compensation is being discussed and determined.
E. The Elements Making Up Compensation and Our Target Compensation Levels
Each executive officer’s compensation package comprises the following elements: (i) base salary that reflects individual performance and relevant market data, (ii) annual cash incentive awards tied to the Company’s achievement of specific performance objectives, (iii) long-term incentives in the form of equity awards (RSUs and options) designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, (iv) additional long-term equity incentives explicitly tied to certain Company performance-based criteria (PBRSUs), (v) other benefits that are generally available to the Company’s employees, including a 401(k) (or other retirement plan) and medical, vision, and dental plans, and (vi) post-employment compensation (see sections of this proxy statement entitled, “Our Post-Employment Compensation” and “Potential Payments upon Termination or Change of Control”).
In general, the Compensation Committee has attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual executive performance by typically setting base salaries with reference to the 50th percentile range of the Compensation Market Data and by providing additional incentive opportunities that typically place the target total cash compensation opportunity (base salary plus target annual cash incentive compensation) also within the 50th percentile range, with the potential to earn above the 50th percentile level for higher levels of performance. We also aim to maintain internal pay equity and set the semiannual target bonus percentage (discussed in more detail below) for each executive officer other than our CEO at the same level.
The Compensation Committee also provides equity awards so that an executive officer’s target total direct compensation opportunity is set with reference to the 50th percentile level of the applicable Compensation Market Data.
Market-related percentiles are intended only as guidelines for evaluating and establishing each executive officer’s compensation and are not applied on a rigid or formulaic basis. Sometimes, depending on the totality of the circumstances for particular executive officers, and as determined by the Compensation Committee, compensation levels may fall above or below the referenced percentile ranges. Other factors such as an executive officer’s additional responsibilities, prior work experience, and the number of years of experience with the Company may lead to certain executive officers having target total direct compensation above the 50th percentile of the applicable Market Compensation Data.
V. Executive Compensation Review for Fiscal Year 2020
The Compensation Committee reviewed our executive officers’ compensation at a regularly scheduled Compensation Committee meeting in September 2019. At that time, the Compensation Committee also reviewed the Company’s performance as compared to the Proxy Group. As part of the review, the Compensation Committee considered any changes to an executive officer’s base salary or target amounts for his or her annual cash incentive awards. The Compensation Committee further considered any annual equity awards for our executive officers. At a special meeting in January 2020, the Compensation Committee undertook a similar review with respect to Mr. Forsyth as a result of his promotion to the role of President. Ultimately, any decision to adjust compensation was made in the discretion of the Compensation Committee in view of the numerous factors and circumstances discussed in this proxy statement.

The timing of the annual executive compensation review and any proposed equity awards was aligned with the Company’s annual grant of equity awards to our key employees, which occurs in November. Starting in fiscal year 2021, the timing of this review and proposed rewards are expected to take place sometime during our fourth quarter (January–March) to better align with our fiscal-year calendar. See the section of this proxy statement entitled, “Administrative and Timing Aspects of Our Equity Awards.”
A. Base Salaries
The base salary for each executive officer is designed to be commensurate with the salary levels for comparable positions within the Compensation Market Data, to reflect each individual’s personal performance during the year, to take into consideration the individual’s responsibilities within the Company, and to be consistent with our internal salary alignment. The relative weight given to each factor is not preestablished and may vary as determined by the Compensation Committee. In setting base salaries, the Compensation Committee reviews the Compensation Market Data, the recommendations of our CEO for base salaries other than his own, and each executive officer’s individual performance for the year, as well as the factors discussed above in the section entitled, “How We Set Target Total Direct Compensation.” The Company’s profitability and operational performance and the history of past salary adjustments may also be factors in determining the base salaries of our executive officers. The Compensation Committee considers all of these factors when making its decisions.
In September 2019, the Compensation Committee took the following actions with respect to the base salaries of our Named Executive Officers, which became effective in the second-half of fiscal year 2020:
•Maintained our CEO’s annual base salary at $800,000;
•Raised our CFO’s annual base salary 5% from $391,300 to $410,865;
•Raised Mr. Forsyth’s annual base salary 10% from $300,000 to $330,000;
•Raised Mr. Alberty’s annual base salary 11% from $270,000 to $300,000; and
•Raised Mr. Thomas’s annual base salary 4% from $367,500 to $382,200.
Additionally, in January 2020, Mr. Forsyth was promoted from the position of Chief Strategy Officer to President, and the Compensation Committee set Mr. Forsyth’s annual base salary as President at $400,000.
The Compensation Committee took these actions in view of the factors noted above in the section entitled “How We Set Target Total Direct Compensation,” including the Company’s performance over the prior 12 months, each individual executive’s performance, past salary adjustments, typical annual market adjustments, and the objective of setting target total cash compensation (including base salary and target incentive plan payments discussed below) with reference to the 50th percentile of applicable Compensation Market Data. The Compensation Committee also took into account the designation of Mr. Forsyth and Mr. Alberty as Company executive officers in May 2019, and Mr. Forsyth’s promotion to President in January 2020. In setting Mr. Forsyth’s base salary in January, the Compensation Committee also considered supplementary market data specific to the role of president obtained from the Radford Global Technology Survey.
With respect to the applicable Compensation Market Data, the base salary of:
•Dr. Rhode falls between the 50th and 75th percentile;
•Mr. Case, Mr. Forsyth (following his promotion to President), and Mr. Thomas falls between the 25th and 50th percentiles; and
•Mr. Alberty falls below the 25th percentile.
Prior to these adjustments, the base salaries of our Named Executive Officers other than the CEO were below the 50th percentile level of the applicable Compensation Market Data. In view of the Company’s 12-month performance prior to the compensation analysis, as well as individual performance considerations and typical annual market adjustments, the Compensation Committee brought their base salaries closer toward, but still below, the 50th percentile level.
Since the Company’s yearly base-salary determinations are made approximately halfway into a given fiscal year, the salary column of the Summary Compensation Table, which totals base salary for an entire fiscal year, reflects a blend of salary amounts before and after any yearly adjustments.
B. Cash Bonuses
In fiscal year 2020, our Named Executive Officers participated in our 2007 Management and Key Individual Contributor Incentive Plan (“Incentive Plan”), which bases payments on our fiscal year financial performance and provides for semiannual cash bonuses.
The Incentive Plan is designed to provide employees who are in management or leadership positions in the Company, or who are key individual contributors whose efforts potentially have a material impact on the Company’s performance, with incentives to enhance the Company’s performance through the achievement of pre-established financial goals.
Each semiannual cash bonus is calculated as the product of three components: (1) an individual’s annual base salary (as measured at the end of the given semiannual performance period), (2) an individual’s semiannual target bonus percentage, and (3) an “Incentive Plan Pay-Out Percentage,” which is a multiplier reflecting whether, and the extent to which, the Company has met or exceeded performance measures concerning Operating Profit Margin and revenue growth for the given semiannual performance period:
Semiannual Cash Bonus = Annual Base Salary × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
Prior to the commencement of each semiannual performance period of fiscal year 2020, the Compensation Committee set the formula and performance measures under which the Incentive Plan Pay-Out Percentage was determined.

1. Incentive Plan Pay-Out Percentage
The Operating Profit Margin used in the Incentive Plan Pay-Out Percentage is defined in the Incentive Plan as the Company’s consolidated GAAP operating income excluding (a) Incentive Plan and other bonus accruals and (b) any non-recurring items such as gains on sales of assets not otherwise included in revenue, losses on sales of assets, restructuring charges, merger-related costs including amortization or impairments of acquisition-related intangible assets, stock compensation expense, asset write-offs, write-downs, and impairment charges, and such other items as the Compensation Committee may determine in its sole discretion (part (b) collectively termed as “Excluded Items”).
For a given semiannual performance period, the Incentive Plan Pay-Out Percentage may range anywhere between 0–250% depending on the Company’s specific Operating Profit Margin and revenue growth.
The Incentive Plan Pay-Out Percentage for each semiannual performance period is calculated as the product of an operating profit payout and a revenue growth multiplier.
Incentive Plan Pay-Out Percentage = Operating Profit Payout × Revenue Growth Multiplier
For both semiannual periods of fiscal year 2020, the Compensation Committee determined that the operating profit payout would be determined according to the following graph:
As shown, the operating profit payout is 0% for Operating Profit Margins less than 10%. The operating profit payout is 25% when the Operating Profit Margin is 10%. The operating profit payout increases linearly from 25–100% as the Operating Profit Margin increases from 10–23%.

Finally, the operating profit payout increases linearly from 100–200% as the Operating Profit Margin increases from 23–32%.
For fiscal year 2020, the Compensation Committee adjusted the target for Operating Profit Margin (the non-GAAP operating-income measure defined above, which excludes bonus payments and other items) from 27% to 23%. This revision reflected the changes to the composition of our compensation peer group and the associated level of performance that would be required to outperform the majority of those peers. Updating our profit-margin performance metric also reflected our commitment to continue to invest in core research and development that we expect will drive further revenue growth into adjacent product areas pursuant to our long-term strategic plan. See the “Business Highlights” section of the “Executive Summary” above.
For both semiannual periods of fiscal year 2020, the Compensation Committee determined that the revenue growth multiplier would be determined according to the same methodology as last year:
As shown, the revenue growth multiplier is 100% for revenue growth of 10% or lower. The revenue growth multiplier then increases linearly from 100–200% as revenue growth increases from 10–20%.
With reference to the two graphs above, the Compensation Committee set a threshold level corresponding to an Operating Profit Margin of 10%. If that performance level is not met the operating profit payout would be 0% and hence, regardless of the revenue growth multiplier, the corresponding Incentive Plan Pay-Out Percentage would also be 0%, meaning no semiannual cash bonuses would be paid. The Compensation Committee set a target level corresponding to an Operating Profit Margin of 23%. At that level, if revenue growth was 10% or less, the operating profit payout and revenue growth multipliers would both be 100%, and the corresponding Incentive Plan Pay-Out Percentage would also be 100%.
Some combinations of Operating Profit Margin and revenue growth would result in Incentive Plan Pay-Out Percentages higher than 100%, which would yield cash bonus payments above target levels. The Incentive Plan, however, provides that its semiannual cash bonuses may not exceed 250% of a participant’s target bonus for any applicable semiannual performance period (i.e., the Incentive Plan Pay-Out Percentage cannot exceed 250%). Further, the semiannual cash bonuses are also again subject to a cap of 12% of the Company’s non-GAAP operating profit on total payments under the Company’s variable compensation plans. The Compensation Committee instituted a payment cap because it determined that the proposed targets and thresholds under the Incentive Plan created a risk that a large percentage of the Company’s operating profit for a period could be paid out as bonuses. The Compensation Committee set the cap at 12% based on its desire to provide a reasonable payout for achieving the Company’s performance target levels while maintaining a reasonable cap on payments under all of the Company’s variable compensation plans.
The performance measures reflected in the Incentive Plan are designed to balance short- and long-term financial and strategic objectives for building stockholder value and are further based on a review of the operating results of peer companies and competitors, including the performance of the Proxy Group. As designed, the Operating Profit Margin and revenue growth goals are intended by the Compensation Committee to be based on the Company’s long-term strategic plan, not the Company’s annual operating plan, and to further reflect the Compensation Committee’s belief that the achievement of both of these levels of performance would reflect a level of performance that would be required to outperform the majority of those peer companies and competitors. The Compensation Committee sets the target levels for these performance measures so that participants will earn their target bonuses if the Company’s Operating Profit Margin and revenue growth goals are achieved during the measurement period. In contrast to how it has set the target levels for the Incentive Plan, the Compensation Committee typically has set the threshold levels for payments based in part on a review of the Company's annual operating plan along with current economic and market conditions.
2. Semiannual Target Bonus Percentages
For fiscal year 2020, the Incentive Plan maintained our CEO's semiannual target bonus percentage at 75%, and our other Named Executive Officers' semiannual target bonus percentage at 37.5%.
3. Target Total Cash Compensation
Target cash bonuses for each semiannual performance period are calculated using the formula discussed above and by assuming an Incentive Plan Pay-Out Percentage of 100%:

Target Semiannual Cash Bonus =  Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × 100%
Target total cash compensation is annual base salary plus both target semiannual cash bonuses:
Target Total Cash Compensation =  Annual Base Salary (as of the end of the fiscal year) + Target First Half Cash Bonus + Target Second Half Cash Bonus
For fiscal year 2020, the target total cash compensation for our Named Executive Officers was:

Named Executive Officer	Base Salary	Target First Half FY20 Cash Bonus	Target Second Half FY20 Cash Bonus	FY20 Target Total Cash Compensation
Jason P. Rhode, Chief Executive Officer	$800,000	$600,000	$600,000	$2,000,000
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$410,865	$146,738	$154,074	$711,677
John M. Forsyth, President	$400,000	$112,500	$150,000	$662,500
Carl J. Alberty, Vice President, Mixed-Signal Products	$300,000	$101,250	$112,500	$513,750
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$382,200	$137,813	$143,325	$663,338
With respect to the applicable Compensation Market Data, the target total cash compensation of:
•Dr. Rhode and Mr. Thomas falls between the 50th and 75th percentile;
•Mr. Case falls between the 25th and 50th percentile; and
•Mr. Forsyth and Mr. Alberty falls below the 25th percentile.
4. Actual Cash Bonuses
The actual cash bonuses paid for each semiannual performance period for fiscal year 2020 were based on the Incentive Plan Pay-Out Percentages for each semiannual performance period:
Actual Semiannual Cash Bonus =  Annual Base Salary (as of the end of the semiannual period) × Semiannual Target Bonus Percentage × Incentive Plan Pay-Out Percentage
As a result of the Company’s performance in the first half of fiscal year 2020, the Incentive Plan Pay-Out Percentage was 96%. For that semiannual performance period, our Operating Profit Margin was 22% (which corresponded to a GAAP operating profit margin of 14%), and revenue growth was 1%.
As a result of the Company’s performance in the second half of fiscal year 2020, the Incentive Plan Pay-Out Percentage was 181%. For that semiannual performance period, our Operating Profit Margin was 24% (which corresponded to a GAAP operating profit margin of 13%), and revenue growth was 16%.
For more details concerning each of these semiannual performance periods, see the section of this proxy statement entitled, “Annex,” which includes a reconciliation of the Company’s GAAP operating profit margin to the Operating Profit Margin used in the Incentive Plan calculations.

For fiscal year 2020, the actual cash bonuses and actual total cash compensation for our Named Executive Officers were therefore:

Named Executive Officer	Actual FY20 Salary	Actual First Half FY20 Cash Bonus	Actual Second Half FY20 Cash Bonus	FY20 Actual Total Cash Compensation
Jason P. Rhode, Chief Executive Officer	$800,000	$578,521	$1,088,432	$2,466,953
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$400,631	$141,485	$279,499	$821,615
John M. Forsyth, President	$325,077	$108,473	$272,108	$705,658
Carl J. Alberty, Vice President, Mixed-Signal Products	$284,308	$97,625	$204,081	$586,014
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$374,511	$132,879	$259,999	$767,389
In both semiannual performance periods, our Operating Profit Margin was near our target levels, and our above-target revenue growth in the second semiannual performance period drove that period’s above-target cash bonuses.
C. Equity Grants
We provide long-term incentive opportunities in the form of equity awards to motivate and reward our executive officers for their contributions to achieving our business objectives by tying incentives to the performance of our common stock over the long term. Our equity awards include RSUs, PBRSUs, and stock options, and the Compensation Committee reviews and determines possible relative value weights that can be assigned to each component to achieve a suitable, overall compensation package for our Named Executive Officers.
The use of equity further reinforces the link between the interests of our executive officers and our stockholders. Generally, equity awards are made annually by the Compensation Committee to each of our executive officers under our 2018 Long Term Incentive Plan.
1. Stock Options and RSUs
Options are designed to align the interests of our executive officers and employees with those of our stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option award enables the recipient to purchase a specified number of shares of our common stock at a specified price per share (the market price of our common stock on the grant date) over a specified period of time (up to 10 years). Each option typically becomes exercisable in a series of installments over a specified period—over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date and 1/36 of the remaining options vesting on a monthly basis over the following three years—contingent upon the recipient’s continued employment with the Company. Accordingly, the options provide a potential return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of common stock appreciates over the option term.
The use of time-vested RSUs balances the benefits of stock options with the executive retention and stockholder dilution benefits that RSUs provide. In particular, the Compensation Committee believes that the use of time-vested RSUs with a three-year “cliff” vesting requirement helps further our retention objectives by encouraging our executive officers to remain with the Company and fully execute our long-term strategies, which generally take a number of years to be fully implemented and reflected in our financial performance. Because RSUs are typically granted at a lower number of shares than an equivalent option grant, the dilutive impact of our long-term incentive awards as a whole is reduced by using RSUs.
2. Performance-Based Restricted Stock Units
The Compensation Committee believes that the use of PBRSUs further promotes the achievement of our long-term strategic and operational objectives by strengthening the link of our Named Executive Officers’ compensation to stockholder value creation.
PBRSU awards for fiscal year 2020 consisted of RSUs subject to a three-year performance period. The number of shares earned, relative to a target number of shares, will be based on the Company’s total shareholder return (“TSR”) measured relative to the TSR of the component companies of the Philadelphia Semiconductor Index (“Index”). Thus, the measurement entails determining our ranking among the companies that make up the components of the Index. The TSR determines a payout percentage ranging between 0–200%, which is then multiplied by the target number of PBRSUs.
To determine the payout percentage, the Company’s TSR for the performance period is compared against that of the companies in the Index to yield a Percentile Measurement (for example, if our Company would rank in the 75th percentile of the performance of companies in the Index during the performance period, our Percentile Measurement would be 75%). The payout percentage is a function of the Percentile Measurement as follows:

•If our Percentile Measurement is less than 25%, the payout percentage is zero;
•Threshold performance: if our Percentile Measurement is 25%, the payout percentage is 25%;
•Target performance: if our Percentile Measurement is 50%, the payout percentage is 100%;
•Maximum performance: if our Percentile Measurement is 75% or higher, the payout percentage is 200%;
•A straight line connects the threshold, target, and maximum performance points; and
•If the Company’s TSR is negative during the performance period, the maximum payout percentage is 100%.
In graphical form, the PBRSU payout percentage can be summarized as follows:

Within fiscal year 2017 (on November 2, 2016), PBRSUs were granted to Dr. Rhode, Mr. Case, and Mr. Thomas (at that time, Mr. Forsyth and Mr. Alberty were not executives). Over the following three-year performance period, our Percentile Measurement was 4%, leading to a payout percentage of 0%. Therefore, no corresponding shares vested during fiscal year 2020. This result comported with the Compensation Committee’s intention of linking PBRSU payout with a relative level of achievement, based on shareholder return. Vesting amounts for PBRSUs granted for fiscal years 2018, 2019, and 2020 have yet to be determined.
For information concerning the number of shares underlying the PBRSUs granted for fiscal year 2020, see the “Fiscal Year 2020 Grants of Plan-Based Awards Table” below. For information concerning the value realized during fiscal year 2020 as a result of exercised options and vested stock awards, see the “Fiscal Year 2020 Options Exercised and Stock Vested Table” below.

3. Equity Awards and Comparisons to Compensation Market Data
As discussed above, the Compensation Committee’s long-term incentive compensation philosophy is typically to grant awards to our executive officers that position their target total direct compensation approximately at the 50th percentile of the applicable Compensation Market Data, subject to other factors considered by the Compensation Committee. For example, the Compensation Committee also takes into account past increases or decreases in overall compensation and the number, and current unrealized value, of outstanding options and unvested RSUs and PBRSUs held by each executive officer to maintain an appropriate level of equity-based incentive for that individual. The Compensation Committee further considers the Company’s overall performance, current equity burn rate, and dilution in setting the amount of equity available for grant to our executive officers. The size of the equity award to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee looks collectively at all of these factors when making its decisions.
For fiscal year 2020, based on Compensia’s analysis of competitive market practices and the other relevant factors summarized above, the Compensation Committee approved the grant of a mix of approximately one-third stock options, one-third RSUs, and one-third PBRSUs (all relative to an estimated accounting valuation when the awards were approved) to our Named Executive Officers. These equity awards were granted in November 2019 on the Company’s Monthly Grant Date (see the section of this proxy statement immediately below entitled, “Administrative and Timing Aspects of Our Equity Awards”).
The Compensation Committee also approved two additional equity grants for Named Executive Officers during fiscal year 2020. First, in April 2019, it approved stock options, RSUs, and PBRSUs to Mr. Alberty to reflect his promotion to Vice President, Mixed-Signal Products. These grants were consistent with Mr. Alberty’s promoted role and title and were structured similarly to the awards granted to our Named Executive Officers in November 2019—the stock options, RSUs, and PBRSUs each had approximately the same estimated accounting valuation when the awards were approved. Second, in January 2020, the Compensation Committee approved an RSU grant to Mr. Forsyth to reflect his promotion to President and the additional responsibilities associated with that role. When determining this equity grant to Mr. Forsyth, the Compensation Committee considered supplementary market data specific to the role of president obtained from the Radford Global Technology Survey as well as the Company’s executive retention objectives, particularly in view of competition for proven technology leaders. The vesting terms associated with the promotion-related awards were identical to the vesting terms associated with the awards granted to the Named Executive Officers in November 2019.
For fiscal year 2020 the target total direct compensation (the base salary plus target annual cash bonus plus the grant date fair value of equity awards) for our Named Executive Officers was:

Named Executive Officer	Base Salary	Target Annual FY20 Cash Bonus	FY20 RSUs	FY20 PBRSUs	FY20 Options	FY20 Target Total Direct Compensation
Jason P. Rhode, Chief Executive Officer and Director Nominee	$800,000	$1,200,000	$1,182,660	$946,128	$1,504,071	$5,632,859
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$410,865	$300,812	$260,528	$208,422	$342,929	$1,523,557
John M. Forsyth, President	$400,000	$262,500	$1,774,172	$219,392	$360,977	$3,017,040
Carl J. Alberty, Vice President, Mixed-Signal Products	$300,000	$213,750	$453,160	$362,016	$493,486	$1,822,412
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$382,200	$281,138	$260,528	$208,422	$342,929	$1,475,217
With respect to the applicable Compensation Market Data, the target total direct compensation of:
•Mr. Forsyth falls between the 50th and 75th percentile;
•Dr. Rhode, Mr. Alberty, and Mr. Thomas falls between the 25th and 50th percentile; and
•Mr. Case falls below the 25th percentile.
The Compensation Committee determined that the size of its equity awards for fiscal year 2020 was warranted and appropriate in view of the totality of circumstances, including the Company’s performance over the 12 months prior to its compensation analysis and the numerous other factors noted in this proxy statement as being considered by the Compensation Committee. For example, while for fiscal year 2019 each of our Named Executive Officers’ target total direct compensation fell below the 25th percentile, the Compensation Committee approved grants for fiscal year 2020 that resulted in a closer alignment with the 50th percentile of the applicable Compensation Market Data and maintained internal pay equity. With respect to the CEO, the estimated accounting value of the approved grants was roughly the same as last year. The actual aggregate grant date fair value of those grants, however, was higher than last year’s, as shown in the Fiscal Year 2020 Summary Compensation Table below, because of a difference between the estimated value at the time of the compensation analysis versus the actual fair value determined at the time of grant.
The following charts are based on figures presented in the Fiscal Year 2020 Summary Compensation Table below and show the primary components of our Named Executive Officers’ fiscal year 2020 compensation (excluding values listed in the “All Other Compensation” column), along with the performance-based percentage of that compensation.

CEO Compensation, FY2020

RSUs
20%
Cash Incentive
27%
Base Salary
13%
PBRSUs
15%
Options
25%

CEO Percentage of Performance-Based Compensation, FY2020

Non Performance Based 33%
Performance Based 67%

Named Executive Officer (other than CEO) Compensation, FY2020

Cash Incentive
18%
PBRSUs
12%
Options
19%
Base Salary
17%
RSUs
34%

Named Executive Officer (other than CEO) Percentage of Performance-Based Compensation, FY2020

Non Performance Based 51%
Performance Based 49%

In the charts immediately above, the following were considered performance-based compensation: cash incentive awards, stock option awards (which provide a potential return only if the market price of our common stock appreciates over the option term), and PBRSUs.
4. Administrative and Timing Aspects of Our Equity Awards
New employee equity awards and special stock awards are granted and priced on the first Wednesday of each calendar month (the “Monthly Grant Date”). The purpose of this process is to minimize the administrative burdens that would be created with multiple monthly grant dates and to ensure that all required approvals are obtained on or before the Monthly Grant Date. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date will be the next regularly scheduled business day. The Compensation Committee does not have any program, plan, or practice to time option grants or other stock awards to our executive officers in coordination with the release of material non-public information.
Annual equity awards to employees are granted in November so that the vesting of RSU and PBRSU grants will likely take place during a period after the Company has reported its financial earnings. Annual equity awards to executive officers were granted in November for fiscal year 2020, but starting in fiscal year 2021, executive grants are expected to take place sometime during our fourth quarter (January–March) to better align with our fiscal-year calendar.
5. Stock Ownership Guidelines
Stock ownership guidelines apply to our CEO, non-employee directors, and executive officers to more closely link their interests with those of our other stockholders. Within the later of five years from the 2016 Annual Meeting or five years from his or her appointment as an executive officer or initial election to the Board, each individual subject to the guidelines is expected to accumulate and maintain an ownership position in Company shares that is the lesser of the following:

CEO:  Either three times annual salary or 60,000 shares
Other Executive Officers: Either one time annual salary or 10,000 shares
Non-employee Directors: Either three times annual cash retainer or 4,500 shares
Additional details concerning our stock ownership guidelines are provided in our Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
D. Perquisites and Other Benefits
Our CEO and other executive officers are eligible to participate in our retirement, welfare, and health benefit programs to the same extent as all other salaried employees based in the United States or United Kingdom, as applicable. For example, as applicable to the United States or United Kingdom, we provide medical, dental and vision insurance, a retirement/401(k) plan, life and disability insurance, flexible spending accounts, and other plans and programs. Although perquisites are not a material part of our compensation programs for executive officers and are generally not provided, we do reimburse up to $500 for an annual physical examination for each of our executive officers to the extent the physical examination is not covered under our standard health care plans.
From time to time, employees may request chartered aircraft services to facilitate travel that is directly and integrally related to the performance of their job duties and where the use of a chartered plane will increase efficiency. Occasionally, a spouse or immediate family members may accompany the employee on these flights. When this occurs, we require the employee to pay the greater of the incremental cost, if any, to accommodate such guests on the flight, or the imputed income amount determined using the IRS Standard Industry Fare Level (SIFL) rate. Accordingly, there is no aggregate incremental cost to the Company for accompaniment on chartered business flights, and no amounts for such guests' travel are included in our Summary Compensation Table for any Named Executive Officer.
VI. Post-Employment Compensation
We do not maintain separate individual severance or change of control agreements with our Named Executive Officers; however, on July 26, 2007, after a review of other companies’ practices with respect to management severance plans, the Compensation Committee approved and adopted an Executive Severance and Change of Control Plan, which was amended and restated as of April 1, 2018 (the “2007 Severance Plan”). The 2007 Severance Plan provides certain payments and other benefits to eligible executive officers (“Eligible Executives”), including each of our Named Executive Officers, whose employment is involuntarily terminated by the Company (other than for cause) or whose employment terminates following a change of control of the Company. The 2007 Severance Plan originally became effective on October 1, 2007. Details and specific terms of the Severance Plan are set forth in the section of this proxy statement entitled, “Potential Payments upon Termination or Change of Control.”
We maintain the 2007 Severance Plan because we believe it is consistent with the practices of peer companies and helps ensure that we are able to attract and retain top talent. Further, we believe that our plan provides a level of stability to Eligible Executives during volatile business conditions that have historically existed in our industry so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The 2007 Severance Plan provides for “double-trigger” rather than “single-trigger” payment and benefits in the event of a change of control of the Company. In other words, payments to Eligible Executives are contingent upon an involuntarily termination of employment following a change of control. This plan design is intended to provide a level of security to Eligible Executives negotiating a transaction to avoid any misalignment with the interests of our stockholders without resulting in a windfall to Eligible Executives who remain employed following such a transaction.
VII. Clawback Policy and Prohibition Against Short Selling, Hedging, and Pledging
Effective May 25, 2018, our executive officers became subject to a clawback policy entitled, “Policy Regarding Recoupment of Certain Incentive Compensation” that provides for forfeiture of excess incentive compensation in the event of misconduct resulting in a restatement of financial statements. The clawback policy governs all incentive compensation (cash or equity-based compensation) that is granted, earned, or vested based upon the achievement of financial or stock performance metrics, and which was granted following the adoption of the clawback policy and paid in the preceding three-year period from the time the Company determines that it must restate its financial statements.
The Company prohibits directors, officers, and employees (or their designees) from investing in derivative securities based on or related to the Company’s common stock, engaging in any short sale or hedging transactions involving the Company’s common stock, and pledging any shares of the Company’s common stock as collateral for any margin account or any other similar account or debt instrument where a sale of the Company’s stock could occur. Prohibited hedging transactions generally involve the purchase of any financial instrument that will hedge or offset, or is designed to hedge or offset, any decrease in the market value of the Company’s common stock. Our policy does not restrict the ownership of Company-granted equity awards, such as stock options, restricted stock, RSUs, PBRSUs, or other equity awards issued by the Company.
VIII. Tax Considerations Related to Compensation
Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) effective for taxable years beginning after December 31, 2017. Section 162(m) generally disallows a publicly-held corporation a deduction for federal income tax purposes of remuneration in excess of $1 million paid in any taxable year to its covered employees. Although the exception for “performance-based compensation” was repealed by the Tax Act, remuneration paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified after that date, will not be subject to the deduction limitation if specified requirements are met. For all other compensation, amounts in excess of $1 million paid to any covered employee generally will not be deductible.

The Compensation Committee considers deductibility, so long as it is reasonable and consistent with the Company’s overall compensation and retention objectives, when designing our executive compensation program. However, the Compensation Committee may award compensation that is not deductible if it determines that doing so is appropriate and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee cannot guarantee that past compensation, or compensation granted in the future, generally designed to be deductible will in fact be deductible.

Section 280G of the IRC disallows the deduction of any “excess parachute payment” paid in connection with certain events. A portion of amounts payable under the 2007 Severance Plan may constitute “excess parachute payments” to our executive officers. Accordingly, the 2007 Severance Plan provides for a modified Section 280G “cut back” pursuant to which payments and benefits under the 2007 Severance Plan will be reduced in the event such reduction produces a greater after-tax benefit to an executive officer. See the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

IX. Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Timothy R. Dehne (Chair), John C. Carter, and David J. Tupman. During fiscal year 2020, none of our executive officers served on the board of directors or compensation committee of another company whose executive officer served on our Board or Compensation Committee. The members of the Compensation Committee are considered independent under the Board and the Compensation Committee independence standards as set forth in the Corporate Governance Guidelines, which are available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com.
COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the Company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement.
Submitted by the Compensation Committee of the Board of Directors:

Timothy R. Dehne, Chair
John C. Carter
David J. Tupman

CONSIDERATION OF RISK RELATED TO COMPENSATION PROGRAMS
The Compensation Committee structures our executive compensation program to provide incentives to appropriately reward our executive officers without undue risk taking. Our approach is similar for the compensation practices and polices applicable to all employees throughout the Company. Overall, we believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In general, we attempt to align our compensation programs with the long-term interests of the Company and its stockholders and mitigate the likelihood of inducing excessive risk-taking behavior. More specifically, we believe the following program features and policies help to mitigate the likelihood of inducing excessive risk-taking behavior:

◦The Company pays a mix of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price.

◦Our annual cash incentive program is based on a mix of bottom-line objectives (e.g., operating profit goals) and top-line objectives (e.g., revenue growth) in order to avoid the risk of excessive focus on one goal or performance measure.

◦We review the short-term performance incentive targets used in our incentive program every six months to ensure alignment with our business plans.

◦To prevent the risk that our annual cash incentive program pays bonuses despite weak short-term performance, no payout may occur without a threshold level of operating profit performance being met.

◦The aggregate payout under our annual cash incentive program for our executive and leadership team is capped at a percentage of overall operating profit to prevent the risk of excessive payout of the Company’s operating profit.

◦The individual payout under our annual cash incentive program for our executive and leadership team is further capped so that no participant may receive a payout of greater than 250% of his or her target payout.

◦Long-term incentives are awarded to our executive officers in the form of equity awards that vest or are earned over a significant period of time, typically three or four years. The vesting or performance period, as the case may be, is intended to align the interests of our executive officers with the long-term interests of stockholders and to provide an incentive for our executive officers to remain with the Company.

◦Long-term incentives are typically granted annually so our executive officers will have unvested awards that may decrease in value if our business is not managed with long-term goals in mind.

◦We use a mix of stock options, RSUs, and PBRSUs to create an overall long-term incentive package that aligns with stockholder interests, appropriately balances risk and performance, and provides competitive incentives for the purpose of executive retention.

◦We use performance-based equity based on the Company’s TSR as a means to align a portion of an executive’s compensation with the interests of our stockholders. In addition, we cap the payout of these awards at a 100% payout if the Company’s TSR is negative over the performance period (typically, three years).

◦Our CEO, non-employee directors, and executive officers of the Company are obligated to meet certain stock ownership guidelines that require accumulation and maintenance of a prescribed value or number of shares.

◦The Compensation Committee retains an independent compensation consultant and uses market data, when available, to inform our focus on pay for performance.

◦Our executive officers are subject to a clawback policy (“Policy Regarding Recoupment of Certain Incentive Compensation”) that provides for forfeiture of excess incentive compensation that was awarded on or after May 25, 2018 in the event of misconduct resulting in a restatement of financial statements.

EXECUTIVE COMPENSATION TABLES

Fiscal Year 2020 Summary Compensation Table

The following table provides certain summary information concerning the compensation awarded to, earned by, or paid to our Named Executive Officers. The table sets forth compensation for services rendered by our Named Executive Officers for the fiscal years ended March 28, 2020; March 30, 2019; and March 31, 2018; as applicable.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)

(a)	(b)	(c)	(e)	(f)	(g)	(i)		(j)
Jason P. Rhode, Chief Executive Officer and Director Nominee	2020	$800,000	$2,128,788	$1,504,072	$1,666,954	$11,058	(3)	$6,110,872
	2019	800,000	2,163,850	1,276,439	660,245	10,787		4,911,321
	2018	775,962	2,660,200	1,490,394	1,003,856	10,792		5,941,204

Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	2020	$400,631	$468,950	$342,930	$420,984	$14,483	(4)	$1,647,978
	2019	391,300	358,663	221,251	161,471	14,154		1,146,839
	2018	378,175	442,348	258,337	245,506	14,180		1,338,546

John M. Forsyth, President	2020	$325,077	$1,993,564	$360,976	$380,581	$62,785	(5)	$3,122,983

Carl J. Alberty, Vice President, Mixed-Signal Products	2020	$284,308	$815,176	$493,485	$301,707	$11,009	(6)	$1,905,685

Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	2020	$374,511	$468,950	$342,930	$392,878	$11,904	(7)	$1,591,173
	2019	367,500	378,227	229,760	151,650	11,315		1,138,452
	2018	359,087	466,164	268,272	230,573	11,251		1,335,347

(1) The amounts reported in the column entitled “Stock Awards” represent the RSUs and PBRSUs granted to our Named Executive Officers. The amounts reported in the column entitled “Option Awards” represent the stock options granted to our Named Executive Officers. In each case, the value reported is the aggregate grant date fair value calculated pursuant to FASB ASC Topic 718, excluding any assumptions regarding potential forfeitures, and with respect to PBRSUs this valuation entails a Monte Carlo calculation. The assumptions underlying calculations under FASB ASC Topic 718 are discussed under Note 10, Equity

Compensation, in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020.
(2) This column, entitled “Non-Equity Incentive Plan Compensation,” represents the amounts earned for each fiscal year under the Incentive Plan, which is described in further detail in the “Compensation Discussion and Analysis” section of this proxy statement. Payments earned in the second semiannual period of a fiscal year are included in this table for that fiscal year even though they were paid in the following fiscal year.
(3) This amount includes $9,500 in matched contributions under our 401(k) plan, $1,112 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Dr. Rhode, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(4) This amount includes $9,681 in matched contributions under our 401(k) plan, $4,356 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Case, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(5) This amount includes $50,191 in relocation expenses, $11,158 in matched contributions under our 401(k) plan, $990 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Forsyth, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(6) This amount includes $9,962 in matched contributions under our 401(k) plan, $624 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Alberty, and $423 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.
(7) This amount includes $9,636 in matched contributions under our 401(k) plan, $1,822 associated with the value of insurance premiums paid with respect to life insurance for the benefit of Mr. Thomas, and $446 in tax gross-ups paid to all employees of the Company with respect to the Company’s long-term disability plan.

Fiscal Year 2020 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended March 28, 2020, to our Named Executive Officers. All of the stock options,

RSUs, and PBRSUs that are reflected in the table were granted under our 2018 Long Term Incentive Plan.

The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column below set forth potential payouts under the Company’s Incentive Plan, which is described further in the “Compensation Discussion and Analysis” section of this proxy statement.

The amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column below set forth potential payouts that are associated with PBRSUs. The PBRSUs will vest as to the number of shares earned on the third anniversary of the grant date. The number of PBRSUs that vest, if any, is based on Company performance during this three-year period and is determined relative to the target number of shares as described further in the “Compensation Discussion and Analysis” section of this proxy statement. Holders of PBRSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding PBRSUs.

Each stock option has a maximum term of 10 years, subject to earlier termination if the optionee’s services are terminated. Unless noted, the exercisability of options vests with respect to 25% of the shares underlying the option one year after the date of grant and with respect to the remaining shares underlying the option thereafter in 36 equal monthly installments. The exercise price of each stock option is equal to the closing market price of our common stock as reported on Nasdaq on the date of grant.

The RSUs will vest with respect to 100% of the shares underlying the award on the third anniversary of the grant date. Holders of RSUs are not eligible to receive any dividends or dividend equivalents with respect to outstanding RSUs.

Special accelerated vesting provisions applicable to the equity awards upon a Named Executive Officer’s termination of employment or upon a change of control of the Company are described in the section of this proxy statement entitled, “Potential Payments Upon Termination or Change of Control.”

Name	Grant Date (1)	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)
			($)	($)	($)	(#)	(#)	(#)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jason P. Rhode, Chief Executive Officer and Director Nominee	11/6/2019	11/1/2019							17,250			$1,182,660
	11/6/2019	11/1/2019				3,450	13,800	27,600				$946,128
	11/6/2019	11/1/2019								50,000	$68.56	$1,504,071
			$300,000	$1,200,000	$3,000,000
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	11/6/2019	11/1/2019							3,800			$260,528
	11/6/2019	11/1/2019				760	3,040	6,080				$208,422
	11/6/2019	11/1/2019								11,400	$68.56	$342,929
			$77,037	$308,149	$770,372
John M. Forsyth, President	11/6/2019	11/1/2019							4,000			$274,240
	11/6/2019	11/1/2019				800	3,200	6,400				$219,392
	11/6/2019	11/1/2019								12,000	$68.56	$360,977
	2/5/2020	1/27/2020							18,815			$1,499,932
			$75,000	$300,000	$750,000
Carl J. Alberty, Vice President, Mixed-Signal Products	4/3/2019	3/6/2019							5,000			$213,200
	4/3/2019	3/6/2019				800	3,200	6,400				$170,048
	4/3/2019	3/6/2019								10,600	$42.64	$177,629
	11/6/2019	11/1/2019							3,500			$239,960
	11/6/2019	11/1/2019				700	2,800	5,600				$191,968
	11/6/2019	11/1/2019								10,500	$68.56	$315,857
			$56,250	$225,000	$562,500
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	11/6/2019	11/1/2019							3,800			$260,528
	11/6/2019	11/1/2019				760	3,040	6,080				$208,422
	11/6/2019	11/1/2019								11,400	$68.56	$342,929
			$71,663	$286,650	$716,625
(1) The Company’s policy is to grant equity awards on the first Wednesday of the month (the “Monthly Grant Date”) after the Compensation Committee approves the award. If the Monthly Grant Date occurs on a Company holiday, or on other days that the Company or Nasdaq is closed for business, the Monthly Grant Date is the next regularly scheduled business day when the Company and Nasdaq are open for business.
(2) The amounts reported in this column reflect potential payment amounts under the Incentive Plan. Actual amounts earned under this plan are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Semiannual payments may be made under the Incentive Plan only if certain financial prerequisites, such as operating profit margin thresholds, are achieved, as described further in the “Compensation Discussion and Analysis” section of this proxy statement. The threshold amounts reported in this column reflect the minimum amount payable assuming achievement of the applicable financial-result thresholds (25% of the target amount). The target amounts reported above reflect the target amount awarded to each Named Executive Officer. The maximum amounts represent 250% of the target amount.

(3) The amounts reported in this column reflect the number of shares underlying potential payment amounts for PBRSUs under the Company’s Performance-Based Restricted Stock Unit program. The number of PBRSUs that will actually be earned and vest, if any, is based on Company performance during a three-year performance period and is determined as further described in the “Compensation Discussion and Analysis” section of this proxy statement.
(4) Amounts in this column represent the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and with respect to PBRSUs this valuation entails a Monte Carlo calculation. The assumptions underlying calculations under FASB ASC Topic 718 are discussed under Note 10, Equity Compensation, in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020.

Fiscal Year 2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning the outstanding equity award holdings of our Named Executive Officers as of March 28, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Jason P. Rhode, Chief Executive Officer and Director Nominee	110,000	—		$38.99	10/3/2022
	97,148	—		$23.34	10/2/2023
	123,063	—		$31.25	11/4/2025
	62,500	12,500		$54.65	11/2/2026
	43,750	31,250		$55.72	11/1/2027
	25,000	50,000		$41.49	11/7/2028
	—	50,000		$68.56	11/6/2029
						11/1/2017	25,000	$1,548,000
						11/1/2017			5,000	$309,600
						11/7/2018	25,000	$1,548,000
						11/7/2018			5,000	$309,600
						11/6/2019	17,250	$1,068,120
						11/6/2019			3,450	$213,624
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	5,000	—		$38.99	10/3/2022
	4,666	—		$23.34	10/2/2023
	10,957	—		$20.37	10/1/2024
	15,780	—		$31.25	11/4/2025
	10,833	2,167		$54.65	11/2/2026
	7,583	5,417		$55.72	11/1/2027
	4,333	8,667		$41.49	11/7/2028
	—	11,400		$68.56	11/6/2029
						11/1/2017	4,300	$266,256
						11/1/2017			800	$49,536
						11/7/2018	4,300	$266,256
						11/7/2018			800	$49,536
						11/6/2019	3,800	$235,296
						11/6/2019			760	$47,059
John M. Forsyth, President	2,083	14,063		$38.15	6/6/2028
	2,166	8,334		$41.49	11/7/2028
	—	12,000		$68.56	11/6/2029
						11/1/2017	8,000	$495,360
						6/6/2018	8,250	$510,840
						6/6/2018			1,625	$100,620
						11/7/2018	4,125	$255,420
						11/7/2018			775	$47,988
						11/6/2019	4,000	$247,680
						11/6/2019			800	$49,536
						2/5/2020	18,815	$1,165,025
Carl J. Alberty, Vice President, Mixed-Signal Products	—	10,600		$42.64	4/3/2029
	—	10,500		$68.56	11/6/2029
						11/1/2017	8,000	$495,360
						11/7/2018	8,000	$495,360
						4/3/2019	5,000	$309,600
						4/3/2019			800	$49,536
						11/6/2019	3,500	$216,720
						11/6/2019			700	$43,344

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(6)
	(#)	(#)	(#)	($)			(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	12,735	—		$23.34	10/2/2023
	5,043	—		$20.37	10/1/2024
	3,200	—		$31.25	11/4/2025
	11,250	2,250		$54.65	11/2/2026
	7,875	5,625		$55.72	11/1/2027
	4,500	9,000		$41.49	11/7/2028
	—	11,400		$68.56	11/6/2029

						11/1/2017	4,500	$278,640
						11/1/2017			850	$52,632
						11/7/2018	4,500	$278,640
						11/7/2018			850	$52,632
						11/6/2019	3,800	$235,296
						11/6/2019			760	$47,059
(1) All outstanding stock options vest over four years, with one-year cliff vesting for 25% of the options on the first anniversary of the grant date, and 1/36 of the remaining options vesting on a monthly basis over the following three years.
(2) Options have a maximum 10-year term. Therefore, the grant date is 10 years prior to the Option Expiration Date listed in this column.
(3) This column corresponds to RSUs. Outstanding RSUs will vest with respect to 100% of the shares underlying the award on the third anniversary of the grant date.
(4) The market value of unvested RSUs reported in column (h) is calculated by multiplying the number of shares of common stock subject to each award reported in column (g) by the closing market price of common stock on March 27, 2020, (the last trading day of fiscal year 2020), which was $61.92 per share.
(5) This column corresponds to the threshold number of PBRSUs. The number of shares that vest, if any, will be based on Company performance and will be relative to the target number of shares as further described in the “Compensation Discussion and Analysis” section of this proxy statement. Such vesting will occur on the third anniversary of the grant date.
(6) The market value of unvested PBRSUs reported in column (j) is calculated by multiplying the threshold number of shares subject to each award reported in column (i) by the closing market price of common stock on March 27, 2020, (the last trading day of fiscal year 2020), which was $61.92 per share.

Fiscal Year 2020 Options Exercised and Stock Vested Table

The following table provides information on the value realized by each Named Executive Officer as a result of options that were exercised and stock awards that vested during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)
Jason P. Rhode, Chief Executive Officer and Director Nominee	361,688	$17,498,764	25,000	$1,810,750
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	27,239	$1,201,505	4,300	$311,449
John M. Forsyth, President	10,854	$347,639	8,000	$579,440
Carl J. Alberty, Vice President, Mixed-Signal Products	—	$—	8,500	$615,655
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	66,749	$3,349,501	4,500	$325,935

(1) The value realized on the exercise of stock options was computed by determining the difference between the market price of our common stock underlying each option on the date of exercise and the exercise price of the options for each share exercised multiplied by the number of options exercised (column b).
(2) The value realized on the vesting of stock awards was computed by multiplying the number of shares acquired on vesting (column d) by the market price of our common stock on the date of vesting.
Pension Benefits and Nonqualified Deferred Compensation
We do not sponsor or maintain either a defined benefit pension plan or a nonqualified deferred compensation plan for the benefit of our executive officers.
Potential Payments upon Termination or Change of Control
We do not maintain individual employment, severance, or change of control agreements with our Named Executive Officers; however, we do maintain the 2007 Severance Plan, which provides for certain payments and benefits to individuals employed by the Company and its subsidiaries at the level of Chief Executive Officer and Vice President or above and reporting directly to the Chief Executive Officer (“Eligible Executives”) in the event that the employment of such an executive officer is involuntarily terminated other than for cause or in certain circumstances following a change of control of the Company. The Named Executive Officers may also receive certain benefits under the Incentive Plan in the event of certain terminations of employment or change of control transactions that occur prior to the payment of the award for the applicable fiscal year.
2007 Severance Plan
Each of our Named Executive Officers is considered an Eligible Executive under the 2007 Severance Plan. We maintain the 2007 Severance Plan because we believe it helps to ensure that we are able to attract and retain top talent. Further, we believe that the 2007 Severance Plan provides a level of stability for our executive officers during volatile business conditions that have historically existed so that they remain focused on their responsibilities and the long-term interests of the Company during such times.
The 2007 Severance Plan provides that, in the event of an Eligible Executive’s involuntary termination of employment by the Company other than for “cause” (as such term is defined below for purposes of the 2007 Severance Plan) he or she will be eligible to receive: (i) a continuation of base salary for a period of up to six months (up to 12 months in the case of our CEO) following termination of employment, and (ii) payment in full of a reasonable estimate of COBRA premiums for three months (collectively, the “Termination Payment”).
The 2007 Severance Plan further provides that, if an Eligible Executive’s employment is terminated either by the Company without “cause” or by the Eligible Executive for “good reason” within 12 months following a “change of control” (each term as defined below for purposes of the 2007 Severance Plan) of the Company, he or she will be eligible to receive a “Change of Control Termination Payment,” which is comprised of: (i) a lump sum payment equal to 12 months’ base salary (24 months in the case of our CEO), (ii) acceleration in full of any unvested stock options or any other securities or similar incentive awards that have been granted or issued to him or her as of the employment termination date, and (iii) payment in full of a reasonable estimate of COBRA premiums for 12 months. In addition, the Eligible Executive will have until six months from the employment termination date to exercise any vested options, except that no option will be exercisable after the option’s original expiration date.
In the event of an Eligible Executive’s death or termination of employment due to “disability” (as such term is defined below for purposes of the 2007 Severance Plan), the Eligible Executive or his or her estate, as applicable, will receive the Termination Payment described above. If the death or termination due to disability has occurred within 12 months following a change of control of the Company, he or she or his or her estate, as applicable, will receive the Change of Control Termination Payment described above.
For purposes of the 2007 Severance Plan:
•“cause” means (i) gross negligence or willful misconduct in the performance of an executive officer’s duties; (ii) a material and willful violation of any federal or state law that if made public would injure the business or reputation of the Company; (iii) a refusal or willful failure to comply with any specific lawful direction or order of the Company or the material policies and procedures of the Company including but not limited to the

Company’s Code of Conduct and the Company’s Insider Trading Policy as well as any obligations concerning proprietary rights and confidential information of the Company; (iv) a conviction (including a plea of nolo contendere ) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill if the executive officer were to continue to be retained as an employee of the Company; or (v) a substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same position and having similar duties as the executive officer.
•“good reason” means: (i) without the executive officer’s express written consent, a material reduction of the executive officer’s duties, authority, or responsibilities relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the base salary of an executive officer as in effect immediately prior to such reduction; or (iii) the relocation of an executive officer’s principal work location to a facility or a location more than 50 miles from executive officer’s then present principal work location. “Good reason” shall not exist unless the executive officer provides written notice of the circumstances alleged to give rise to good reason within 30 days of their occurrence and the Company (or our successor) fails to cure such circumstances within 30 days.
•“disability” means a mental or physical disability, illness or injury, evidenced by medical reports from a duly qualified medical practitioner, which renders an Eligible Executive unable to perform any one or more of the essential duties of his or her position after the provision of reasonable accommodation, if applicable, for a period of greater than ninety (90) days within a one year period.
•“change of control” means the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company’s stockholders, open market purchases or any other transaction or series of transactions, of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the then outstanding stock of the Company entitled to vote generally in the election of the members of the Company’s Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which both (A) securities representing more than 50% of the total combined voting power of the surviving entity are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, immediately after such merger or consolidation by persons who beneficially owned common stock of the Company immediately prior to such merger or consolidation, and (B) the members of the Board of Directors immediately prior to the transaction (the “Existing Board”) constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either (A) persons who beneficially owned, directly or indirectly, common stock of the Company immediately prior to such reverse merger do not retain immediately after such reverse merger direct or indirect beneficial ownership of securities representing more than 50% of the total combined voting power of the Company’s outstanding securities or (B) the members of the existing Board do not constitute a majority of the Board of Directors immediately after such reverse merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than a sale, transfer or other disposition to one or more subsidiaries of the Company).
The 2007 Severance Plan may not be amended or terminated without the consent of any Eligible Executive during the one year prior to or following the occurrence of a change of control, if such amendment would be adverse to the interest of such Eligible Executive. If any payment or benefit under the 2007 Severance Plan would be a “parachute payment” (within the meaning of Section 280G of the IRC) and would therefore result in the imposition of an excise tax, an Eligible Executive’s payments and benefits will not exceed the amount that produces the greatest after-tax benefit to the Eligible Executive.
To receive payments and benefits under the 2007 Severance Plan, an Eligible Executive must execute a release of all claims against the Company. If the Eligible Executive is considered a “specified employee” under Section 409A of the IRC at the time of his or her termination of employment, any amounts payable under the 2007 Severance Plan will be delayed for a period of six months if it is determined that such a delay is necessary in order to prevent the payment from imposing excise taxes on the executive officer.
Incentive Plan
In addition, a participant in the Incentive Plan, as described further in the “Compensation Discussion and Analysis” section of this proxy statement, may also receive payments upon termination of employment or a change of control of the Company. Pursuant to the Incentive Plan, a participant, including each of our Named Executive Officers, must be continuously employed through the last day of the applicable semiannual performance period and through the date that cash bonuses under the Incentive Plan for such semiannual performance period are actually paid. However, participants whose employment terminates due to death or “disability” during a semiannual performance period will be eligible to receive a pro rata cash bonus payment based on the number of days the participant was employed during that semiannual performance period and the Company’s actual performance during the semiannual performance period. The pro rata bonus amount will be paid to the terminated participant on or before the 15th day of the third month after the later of (i) the last day of the calendar year in which such participant died or incurred a “disability” or (ii) the last day of the Company’s taxable year in which such participant died or incurred a “disability.” Payment under the Incentive Plan would no longer be received if a participant’s employment was terminated for some other reason during a semiannual performance period.
In addition, if a change of control of the Company occurs and our successor does not assume or comparably replace the Incentive Plan, each participant will receive a pro rata cash payment of his or her target bonus, based on the number of calendar days completed in the current semiannual performance period prior to the occurrence of the change of control.
For purposes of the Incentive Plan:

•“disability” means total and permanent disability as defined in accordance with the Company’s Long-Term Disability Plan.
•“change of control” means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or (iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the voting power represented by the voting securities of the Company or such surviving entity (or parent) outstanding immediately after such merger or consolidation.
The discussion and tables below present an estimate of the amount of compensation and/or other benefits payable to our Named Executive Officers in the event of their termination of employment and/or in the event of a change of control of the Company. The amounts disclosed assume that such termination and/or the occurrence of such change of control was effective as of March 28, 2020, the last day of fiscal year 2020. We also assume that each Named Executive Officer was continuously employed by the Company and under the 2007 Severance Plan and the Incentive Plan throughout at least the second half of fiscal year 2020. The amounts below have been calculated using assumptions, such as these, that we believe to be reasonable, along with further assumptions that are described in more detail below. The actual amounts that would be paid under each scenario depend on various factors, which may or may not exist at the time a Named Executive Officer’s employment is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Conditions Involving Involuntary Termination of Employment or Death/Disability

The estimated amount payable to each of our Named Executive Officers pursuant to the 2007 Severance Plan and the Incentive Plan in the event of an involuntary termination of employment by the Company other than for cause, or due to the Named Executive Officer’s death or disability, in each case, assuming such termination occurred on March 28, 2020 (and was not following a change in control), and in view of the other assumptions above, is set forth in the table below. A termination of employment will not result in the acceleration of vesting of outstanding equity awards, therefore there is no value associated with stock options, RSUs, or PBRSUs in the table below.

Name	Salary Continuation(1)	Health Benefits (up to 3 months) (2)	Cash Bonus Under Incentive Plan (3)	Total
Jason P. Rhode, Chief Executive Officer and Director Nominee	$800,000	$4,349	$600,000	$1,404,349
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$205,433	$4,349	$154,074	$363,856
John M. Forsyth, President	$200,000	$5,919	$150,000	$355,919
Carl J. Alberty, Vice President, Mixed-Signal Products	$150,000	$3,656	$112,500	$266,156
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$191,100	$5,919	$143,325	$340,344
(1) The salary continuation payment for our CEO represents the value of 12 months of his base salary, based on his base salary level in effect on March 28, 2020. For each of the other Named Executive Officers, the amount is based on six months of base salary, at the base salary level in effect on March 28, 2020.
(2) The valuation of the healthcare benefits has been computed based on an estimate of the COBRA payments required for the three-month period payable by the Company at the rates in effect as of March 28, 2020.
(3) The Named Executive Officers would only receive the payments enumerated in this column in the event of a termination of employment due to death or disability. In the event employment is terminated for any other reason, the noted Named Executive Officer would forfeit these amounts because he or she would not be employed with the Company on the date of payment. On a termination due to death or disability, the Named Executive Officer would be entitled to a pro rata payment of their bonus under the Incentive Plan. Because March 28, 2020, is the last day of the semiannual performance period, the Named Executive Officer would be entitled to a full payment of the semiannual bonus. As such, we have calculated the cash bonus under the Incentive Plan as the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semiannual performance period ending on March 28, 2020.

Conditions Additionally Involving a Change of Control
The estimated amount payable to each of our Named Executive Officers pursuant to (i) the Incentive Plan in the event of a change of control in which the Incentive Plan is not assumed or comparably replaced, and (ii) the 2007 Severance Plan in the event of termination of employment following a change of control of the Company either other than for cause by the Company, by the executive officer for good reason, or due to the executive officer’s death or disability, is set forth in the table below. In the event of termination of employment following a change of control as described above in (ii), the 2007 Severance Plan provides that outstanding equity awards will be accelerated (i.e., such awards are double trigger). The possible application of any cutback required under the 2007 Severance Plan due to the operation of Sections 280G and 4999 of the IRC has not been included in these calculations:

Name	Lump Sum Salary Payment(1)	Accelerated Vesting of Unvested Equity(2)	Health Benefits (up to 12 months)(3)	Cash Bonus Under Incentive Plan (4)	Total
Jason P. Rhode, Chief Executive Officer and Director Nominee	$1,600,000	$8,801,541	$17,396	$600,000	$11,018,937
Thurman K. Case, Vice President, Chief Financial Officer and Principal Accounting Officer	$410,865	$1,578,739	$17,396	$154,074	$2,161,075
John M. Forsyth, President	$400,000	$3,971,442	$23,676	$150,000	$4,545,118
Carl J. Alberty, Vice President, Mixed-Signal Products	$300,000	$2,092,928	$14,625	$112,500	$2,520,053
Gregory S. Thomas, Senior Vice President, General Counsel and Corporate Secretary	$382,200	$1,636,971	$23,676	$143,325	$2,186,173

(1) The lump sum salary payment for our CEO represents the value of 24 months of his base salary, based on his base salary level in effect on March 28, 2020. For each of the other Named Executive Officers, the amount is based on 12 months of base salary, at the level in effect on March 28, 2020.

(2) The valuation of accelerated vesting of unvested equity awards has been computed based on: (1) the estimated value that would have been realized based on the difference between the exercise price of the options that were subject to accelerated vesting and the closing market price of our common stock on March 27, 2020 (the last trading day prior to March 28, 2020), which was $61.92 per share, and (2) the value of the RSUs and target-level PBRSUs subject to accelerated vesting based on that same closing market price.

(3) The valuation of healthcare benefits has been computed based on an estimate of the COBRA payments required for the 12-month period payable by the Company at the rates in effect as of March 28, 2020.

(4) The amounts in this column represent a pro rata cash payment of target bonuses under the Incentive Plan, based on the number of calendar days completed in the semiannual performance period prior to the occurrence of the change of control. Because the change of control is deemed to occur on the last day of the fiscal year, the amounts above represent the target Incentive Plan Payout Percentage (100%) applied to each individual’s current target bonus under the Incentive Plan for the semiannual performance period ending on March 28, 2020.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of March 28, 2020 about shares of our common stock that may be issued upon the exercise of options, warrants, and rights under the Company’s 2006 Stock Incentive Plan and the 2018 Long Term Incentive Plan, which was first approved by stockholders on August 3, 2018:

	(A) Number of Securities to be issued upon exercise of outstanding options		(B) Weighted-average exercise price of outstanding options		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity Compensation Plans Approved by Security Holders(1)	4,049,209	(2)	$44.84	(3)	2,094,850
Equity Compensation Plans Not Approved by Security Holders	0		0		0
TOTAL	4,049,209		$44.84		2,094,850

(1) As of March 28, 2020, we were granting equity awards only under the 2018 Long Term Incentive Plan. Under the 2018 Long Term Incentive Plan, a 1.5 full value award multiplier is applied to all RSUs and PBRSUs granted.

(2) Includes 2,832,774 shares granted under the 2006 Stock Incentive Plan and the 2018 Long Term Incentive Plan that are issuable upon the vesting of the outstanding RSUs and PBRSUs.

(3) The weighted average exercise price does not take into account the shares issuable upon the vesting of the outstanding RSUs and PBRSUs.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Jason Rhode, our CEO. For fiscal year 2020:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $144,504; and
•the annual total compensation of our CEO was $6,110,872.
•Based on this information, the annual total compensation of our CEO was estimated to be 42.3 times that of the median of the annual total compensation of all employees (excluding the CEO).
We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Different companies may use different methodologies in arriving at a pay ratio, and as a result, these ratios are not necessarily designed to facilitate comparisons among different companies. Rather, they allow stockholders to better understand and assess each particular company’s internal compensation practices.
Identifying the Median Employee
We identified our median employee by considering an employee population as of the last day of our fiscal year, March 28, 2020. We considered all employees at our consolidated subsidiaries and all worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary, or seasonal basis. For purposes of selecting our median employee, we used a consistently applied compensation measure that included (1) base pay during fiscal year 2020 using salary or base pay rate as of March 28, 2020, (2) all cash bonuses earned during fiscal year 2020, and (3) the aggregate full grant date fair value of equity awards granted during fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Compensation paid in foreign currencies was converted to U.S. dollars based on the average monthly exchange rate for March, 2020. For employees who were employed for less than the full fiscal year, we annualized their base pay. The value of the Company’s 401(k) plan and medical benefits provided was excluded, as all employees in a given jurisdiction are offered the same benefits, and we did not make any cost-of-living adjustments. Our employee population other than the CEO was an even number, and therefore two midpoint employees were identified as potential medians, one based in the U.S. and one in Japan. From these two, we chose as our median employee the U.S.-based employee who had a slightly lower annual total compensation, yielding a higher pay ratio.
Using this methodology, we determined that the median employee was a full-time applications engineer in Austin, Texas.

Calculating the Ratio
After identifying the median employee, we calculated the elements of such employee’s annual total compensation for fiscal year 2020 pursuant to Item 402(c)(2)(x) of Regulation S-K: $144,504. For the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our Fiscal Year 2020 Summary Compensation Table included in this proxy statement: $6,110,872.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD
The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the SEC, and it operates under a written charter adopted by the Board, which is available under the Corporate Governance section of our “Investors” page on our website at investor.cirrus.com. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Audit Committee continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with new rules and regulations as they are adopted.
As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control, and audit functions. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
The Audit Committee serves an oversight role for the Board in which it provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules.
In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended March 28, 2020, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable PCAOB rules regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020, as filed with the SEC.
Submitted by the Audit Committee of the Board:
Alexander M. Davern, Chair
John C. Carter
Timothy R. Dehne

AUDIT AND NON-AUDIT FEES AND SERVICES
Audit and Related Fees
The following table shows the fees accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2020 and 2019. All fees were pre-approved by the Audit Committee.

	2020	2019
Audit Fees	$1,377,000	$1,381,000
Audit-Related Fees	$32,078	$20,000
Tax Fees	$220,000	$742,267
All Other Fees	$2,268	$2,923
Total	$1,631,346	$2,146,190
Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment of the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.
Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the SEC.
Tax Fees. The fiscal year 2020 tax fees include $120,000 in tax compliance and tax return preparation services. The remainder of the fiscal year 2020 tax fees relate to technical tax advice and tax planning. The fiscal year 2019 tax fees include $120,000 in tax compliance and tax return preparation services. The remainder of the fiscal year 2019 tax fees relate to technical fees including technical tax advice and tax planning.
All Other Fees. The other fees correspond to an Ernst & Young research tool.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a written policy for the pre-approval of audit, audit-related, and non-audit services provided by the Company’s independent registered public accounting firm.
For audit and audit-related services, the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval. A list of non-audit services and estimated budget for such services for the upcoming fiscal year are submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 are approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification and Insurance. Our Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.
Procedures for Review, Approval, and Ratification of Related Person Transactions. The Board recognizes that Related Person Transactions (as defined below) can present conflicts of interest and questions as to whether transactions are in the best interests of the Company. Accordingly, the Board has documented and implemented certain procedures for the review, approval, or ratification of all potential Related Person Transactions. Pursuant to these procedures, the Audit Committee must review, approve, or ratify any transactions with Related Persons (as defined below). When it is impractical to wait for a scheduled Audit Committee meeting, a proposed Related Person Transaction may be submitted to the Audit Committee Chair for approval and then subsequently reported to the Audit Committee at the next Audit Committee meeting.
This procedure seeks to promote Company decisions that are based on the merits of the transaction and the interests of the Company and its stockholders. While it is the Company’s preference to avoid Related Person Transactions, this procedure sets forth a methodology for considering a proposed Related Person Transaction in which the standard to be applied is whether such transaction is at arm’s length and on terms comparable to those terms provided to other unrelated entities in the marketplace.
For these purposes, a “Related Person” is any person who is: (1) a director or executive officer of the Company, (2) a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (3) an immediate family member of a director or executive officer of the Company, (4) an immediate family member of a nominee for director (if the information called for is being presented in a proxy or information statement relating to the election of that nominee for director), (5) a security holder of 5% or more of any class of common stock (or other equity security) (if a transaction in which the person had a direct or indirect material interest occurred or existed), or (6) an immediate family member of a security holder of 5% or more of any class of common stock (or other equity security) (if a transaction in which the person had a direct or indirect material interest occurred or existed).
For these purposes, a “Related Person Transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant and in which a Related Person had, has, or will have a direct or indirect interest. The Company has not established a materiality limit for purposes of defining a Related Person Transaction under its related person transaction procedures.
Transactions with Related Persons. During fiscal year 2020, Dr. Rhode beneficially owned 100% of an aircraft through a limited liability company (the “LLC”), and the LLC made the aircraft available for lease through an independent aircraft management company. On occasion we leased, through the aircraft management company, the non-exclusive use of the aircraft for business travel for employees, with no required minimum usage, at a rate of $3,308 per flight hour plus any additional overnight/landing fees and excise taxes. Our agreement with the aircraft management company contains other terms and conditions normal in such transactions and can be canceled with 30 days’ notice. Our Board of Directors approved this hourly reimbursement rate based upon a competitive analysis of comparable chartered aircraft rates, which showed that the reimbursement rate is at or below market rates for the charter of similar aircraft. During fiscal year 2020, we incurred approximately $30,041 in rental fees for the aircraft owned through the LLC. These fees are included in general, administrative, and other expenses in the condensed consolidated statements of operations. As of the end of fiscal year 2020, Dr. Rhode no longer owned such aircraft.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Executive officers, directors, and greater than 10% stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.
The Company believes that, during the fiscal year 2020, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% stockholders were met in a timely manner except for one late Form 4 filing for each of the following officers: Scott A. Anderson, Jo-Dee M. Benson, Andrew Brannan, Bradley J. Fluke, John M. Forsyth, Allan W. Hughes, and Gregory Scott Thomas. Each of these late Form 4 filings pertained to two transactions—(1) the vesting of restricted stock units and (2) payment of tax liability by withholding shares incident to that vesting. Due to administrative error, each was filed one day late on November 6, 2019, instead of November 5, 2019. Mr. Forsyth’s Form 4 filing of November 6, 2019, reported an incorrect number of shares (the form reported that Mr. Forsyth owned 14,052 shares when in fact he owned 6,052), and this administrative error was corrected on May 1, 2020 by amending the Form 4 report.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as stockbrokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
This year, we expect that a number of stockbrokers with account holders who beneficially own common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of the proxy materials. A single Notice of Internet Availability of the proxy materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your stockbroker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Conversely, if multiple stockholders who reside at the same address receive multiple copies of our annual report and proxy materials, they may provide instructions if they prefer to receive only one copy of such materials. Stockholders may provide instructions or change their instructions at any time by contacting Broadridge ICS, either by calling toll-free (866)-540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you contact Broadridge ICS using the contact information above, we will promptly deliver to you a separate copy of our Annual Report, Notice of Internet Availability of the proxy materials, and the proxy materials for the 2020 Annual Meeting, and for future meetings, if you so request. Please also contact Broadridge ICS if you wish to request delivery of a single copy of those materials if you currently receive multiple copies.

COMMUNICATING WITH US

Communicating with the Board
If you would like to contact the Board, including a Committee, you may write to the following address:

Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
800 W. 6th Street
Austin, Texas 78701
The Corporate Secretary or Chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board all such correspondence that, in the opinion of the Corporate Secretary or Chair of the Governance and Nominating Committee, deals with the functions of the Board or the Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Chair of the Audit Committee.
Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:

1.  To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (512) 851-4125.

2. To view our home page on the internet, use our website address: www.cirrus.com. Our home page provides you access to product, marketing and financial data, job listings, and an online version of this proxy statement, our Annual Report on Form 10-K, and other filings with the SEC.
If you would like to write to us, please send your correspondence to the following address:
Cirrus Logic, Inc.
Attention: Investor Relations
800 W. 6th Street
Austin, TX 78701
If you would like to inquire about stock transfer requirements, lost certificates, and change of stockholder address, please contact our transfer agent, Computershare Investor Services, at (877) 373-6374 (toll free) or (781) 575-2879 or by visiting their website at www.investorcentre.com (see “contact us” section and other online features).
If you would like to report any inappropriate, illegal, or criminal conduct by any employee, agent, or representative of the Company; any violation of the Company’s Code of Conduct; or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting EthicsPoint, an independent reporting system provider, by telephone at 1-866-384-4277 (1-866-ETHICSP), or through its website at cirruslogic.ethicspoint.com.

ANNUAL REPORT
On May 20, 2020, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended March 28, 2020. The Annual Report on Form 10-K has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.
Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov , (2) from our website at investor.cirrus.com, or (3) by writing to Investor Relations, Cirrus Logic, Inc., 800 W. 6th Street, Austin, TX 78701. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Jason P. Rhode
Chief Executive Officer
Austin, Texas
June 3, 2020

ANNEX
INCENTIVE PLAN RECONCILIATION

	6 Months Ended

	2H'20	1H'20
Net Revenue	$653,959	$627,165
Cost of Sales	$310,219	$296,738
Gross Profit	$343,740	$330,427

Total Operating Expenses	$261,080	$239,607

Total Operating Income	$82,660	$90,820
Operating Income Percentage	13%	14%

Operating Income Reconciliation
GAAP Operating Income	$82,660	$90,820

Amortization of acquisition intangibles	$9,470	$13,950
Stock compensation expense	$28,212	$25,545
Other adjustments **	$21,925	$—
Bonus VCP, Executive, Leadership Plan Exclusion	$16,868	$10,040
Non GAAP Operating Income Used for Bonus Plans	$159,136	$140,355
Non GAAP Operating Income Percentage Used for Bonus Plans	24%	22%

** Other adjustments may include certain acquisition expenses, litigation expenses, patent agreements, restructuring items, sales reorganizations, asset gains, impairments, or other. The noted figure of $ 21,925 represents restructuring charges concerning the Company’s MEMS microphone product line, including equipment disposal costs, asset impairment and write-off of intangible assets, and other nonrecurring cost.

CIRRUS LOGIC

CIRRUS LOGIC, INC.
800 WEST SIXTH STREET
AUSTIN, TX 78701

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 30, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRUS2020**

You may attend the Meeting at noon Eastern Time on July 31, 2020 via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 30, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D17363-P40295

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIRRUS LOGIC, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John C. Carter
02) Alexander M. Davern
03) Timothy R. Dehne
04) Deirdre R. Hanford
05) Catherine P. Lego
06) Jason P. Rhode
07) Alan R. Schuele
08) David J. Tupman

The Board of Directors recommends you vote FOR the following proposals:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Form 10-K and Proxy Statement is available at www.proxyvote.com.

D17364-P40295

CIRRUS LOGIC, INC.
PROXY FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
JULY 31, 2020 AT 11:00 A.M. (CENTRAL DAYLIGHT TIME)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 3, 2020, and the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 2020, and hereby appoints Thurman K. Case and Gregory Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 31, 2020 at 11:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/CRUS2020, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

EXHIBITS

The following documents are filed as part of this Report:

Exhibit 1 - First Amendment to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan
Exhibit 2 - Cirrus Logic, Inc. 2018 Long Term Incentive Plan